SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |x|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|x|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-12

                              BREDA TELEPHONE CORP.
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|x|   No fee required.
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      0-11.

      (1) Title of each class of securities to which transaction applies:

      _______________________________
      (2) Aggregate number of securities to which transaction applies:

      _______________________________
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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      (5) Total fee paid:

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|_|   Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1) Amount Previously Paid:

      _______________________________
      (2) Form, Schedule or Registration Statement No.:

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      (4) Date Filed:

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

May 2, 2005

Dear Shareholders:

      You are cordially invited to the annual meeting of Breda Telephone Corp. at the corporate office of Breda Telephone Corp. located at 112 East Main, Breda, Iowa, on Tuesday, May 17, 2005 at 7:30 p.m. Lunch will be served. Breda Telephone Corp.'s office is identified by the Western Iowa Networks sign in front of the office. "Western Iowa Networks" is a service mark of Breda Telephone Corp.

      The following documents are being provided to you along with this letter:

            1.    Notice of Annual Meeting of Shareholders

            2.    Proxy Statement

            3.    Ballot

            4.    2004 Annual Report

            5.    Two ballot envelopes

      One item on the ballot is the Ratification of Appointment of Auditors. Breda Telephone Corp.'s Board of Directors has retained Kiesling Associates LLP to act as independent auditors for Breda Telephone Corp. during 2005. The other item on the ballot is the election of directors. There are two candidates for the two director positions that need to be filled at this year's annual meeting. Please complete your ballot and return it as instructed in the ballot.

      We encourage your attendance at the annual meeting. Some of the information mailed to you along with this letter will be covered at the annual meeting so please bring your package of information along to the meeting.

      We look forward to seeing you at the annual meeting as we share information on Breda Telephone Corp.

                                           Sincerely,


                                           /s/Clifford Neumayer
                                           -------------------------------------
                                           Clifford Neumayer
                                           President - Board of Directors

                              BREDA TELEPHONE CORP.

                             -----------------------

                           112 East Main, P.O. Box 190
                                Breda, Iowa 51436

                             ----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 17, 2005

                             -----------------------

Notice is hereby given that the Annual Meeting of Shareholders of BREDA TELEPHONE CORP. will be held at the corporate office of Breda Telephone Corp. located at 112 East Main, Breda, Iowa, on Tuesday, May 17, 2005 at 7:30 p.m., Breda, Iowa local time, for the following purposes:

      1.    To elect two directors.

      2.    To ratify the appointment of auditors for the year 2005.

      3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 12, 2005, will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

Shareholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU WILL BE ABLE TO ATTEND THE MEETING IN PERSON, PLEASE DATE YOUR BALLOT, INDICATE YOUR CHOICE ON THE MATTERS TO BE VOTED UPON, AND MAIL THE BALLOT PROMPTLY IN THE ENCLOSED ENVELOPES. IF YOU DO ATTEND THE MEETING AND DESIRE TO WITHDRAW YOUR BALLOT, YOU MAY DO SO BY NOTIFYING THE SECRETARY OR ANOTHER OFFICER OF BREDA TELEPHONE CORP. AT THE COMMENCEMENT OF THE MEETING. YOU WILL THEN BE PROVIDED WITH ANOTHER BALLOT TO COMPLETE AND DELIVER TO THE SECRETARY AT THE MEETING.

THE BALLOT IS NOT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BREDA TELEPHONE CORP. THE BALLOT IS BEING TRANSMITTED TO SHAREHOLDERS BY BREDA
TELEPHONE CORP. IN ACCORDANCE WITH THE AMENDED AND RESTATED BYLAWS OF BREDA TELEPHONE CORP.

The accompanying Proxy Statement describes in more detail the matters to be acted upon at the meeting.

A copy of the 2004 Annual Report to Shareholders, which includes audited financial statements, is also enclosed.

                                        By Order of the Board of Directors,


                                        /s/John Wenck
                                        ----------------------------------------
                                        John Wenck
                                        Secretary
Breda, Iowa
May 2, 2005

                              BREDA TELEPHONE CORP.
                                  112 East Main
                                  P.O. Box 190
                                Breda, Iowa 51436

                                 PROXY STATEMENT

                  Annual Meeting of Shareholders, May 17, 2005

                               GENERAL INFORMATION

This Proxy Statement and the enclosed ballot are being provided by BREDA TELEPHONE CORP. ("Breda") for use at the Annual Meeting of Shareholders to be held on May 17, 2005, at 7:30 p.m. at the corporate office of Breda located at 112 East Main, Breda, Iowa, and any adjournment or postponement thereof (the "Meeting"). If a ballot is properly completed and timely returned, the shares it represents will be voted at the Meeting in accordance with the instructions contained in the ballot. If a shareholder attends the Meeting and desires to withdraw the shareholder's ballot, the shareholder may do so by notifying the Secretary or another officer of Breda at the commencement of the Meeting. The shareholder will then be provided with another ballot to complete and deliver to the Secretary at the Meeting. This Proxy Statement and the accompanying ballot will be first mailed to shareholders on or about May 2, 2005. The cost of the distribution and handling of this Proxy Statement and the ballots will be borne by Breda. The ballot is not solicited on behalf of the Board of Directors of Breda. The ballot is being transmitted to the shareholders by Breda in accordance with the Amended and Restated Bylaws of Breda.

                                VOTING SECURITIES

Only shareholders of record as of the close of business on April 12, 2005 will be entitled to notice of and to vote at the Meeting.

Breda's authorized stock currently consists of a single class of common stock, with no par value ("Common Stock"). There were 31,170 shares of Common Stock outstanding on April 12, 2005. Those shares were held by 563 different shareholders. Each shareholder is entitled to only one vote on each matter presented to the shareholders, regardless of the number of shares of Common Stock held by the shareholder, with one exception regarding shareholders who previously held shares of Breda's former Class A stock. Those shareholders have one vote for each share of former Class A stock that was held by them on February 28, 1995, and continuing until one of the following occurs: (1) the shareholder no longer receives service from Breda; (2) the shareholder no longer resides in the Breda, Iowa or Lidderdale, Iowa telephone exchange area served by Breda; (3) the shareholder dies; or (4) the shareholder transfers the shareholder's shares to another person. As of April 12, 2005, there were 22 shareholders who still had one vote for each share of the former Class A stock that was held by them on February 28, 1995. Those 22 shareholders held a total of 61 shares of the former Class A stock on that date.

Any number of shareholders of Breda present in person or represented by proxy at the Meeting will constitute a quorum for the transaction of business at the Meeting, unless the representation of a different number is required by law, in which case the representation of the number required by law shall constitute a quorum. Breda does not, however, believe a different number is required by law for any of the matters scheduled to be presented to the shareholders at the Meeting. Votes withheld for any matter, abstentions and broker-dealer non-votes represented at the Meeting will be counted for quorum purposes, but will not be counted as votes cast with respect to any matter to come before the Meeting and will not affect the outcome of any matter. If a quorum exists, directors will be elected by a plurality of the votes cast. Shareholder action on other matters will be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number is required by law or Breda's Amended and Restated Articles of Incorporation. Breda does not believe that a greater number is required by law or the Amended and Restated Articles of Incorporation for the vote on the ratification of the appointment of auditors for Breda for the year 2005.

Under Breda's Amended and Restated Bylaws, voting by shareholders on any question or in any election is required to be taken by written ballot. The Amended and Restated Bylaws also require that the written ballots be mailed by regular mail to all shareholders. The written ballots are to be accompanied by a self-addressed, stamped envelope. The envelopes are to be addressed to a post office box at the Carroll, Iowa post office. Any written ballots dropped off at Breda's offices prior to the corresponding shareholders meeting are delivered to that post office box, where practicable. Breda's Amended and Restated Bylaws also provide for a ballot committee of six individuals, comprised of two shareholders appointed by the Board of Directors on an annual basis, an accountant from the accounting firm doing the annual audit of Breda, legal counsel as appointed by the Board of Directors, and two other shareholders. The latter two shareholders appoint their own replacements for the next year. The ballot committee has sole control over the post office box and ballots, and is responsible for removing the ballots from the post office box and for tallying the votes represented by the ballots. The results of the vote by the ballots have historically been determined prior to the meeting of the shareholders, and announced at the meeting. Given this practice, Breda does not call for votes of the shareholders at any meeting, and no vote of the shareholders will accordingly be taken at the Meeting.
Shareholders are therefore strongly encouraged to timely mail their written ballots. Shareholders will, however, be permitted to present their ballots at the Meeting, and if you attend the Meeting and desire to withdraw your ballot, you may do so by notifying the Secretary or another officer of Breda at the commencement of the Meeting. You will then be provided with another ballot to complete and deliver to the Secretary at the Meeting.

Given the requirement in Breda's Amended and Restated Bylaws that all voting by the shareholders be by written ballot and that all written ballots be mailed by regular mail to all shareholders prior to the meeting, no shareholder action will be able to be taken at the Meeting other than the election of directors and the ratification of the appointment of Breda's auditors for 2005.

                              ELECTION OF DIRECTORS

The Board of Directors of Breda consists of seven members. Each member of the Board of Directors is elected to a three year term and until his or her successor is elected, or until his or her death, resignation or removal. The terms of office of the directors are staggered, so that three of the directors' terms expire in one year, two expire the next year, and two expire the following year.

Each director must also be a shareholder of Breda, and a director will automatically cease to be a director if he or she sells or transfers all of his or her shares of Common Stock. Each director must also be at least 18 years old. Also, if a person has served for three consecutive terms as a director, that person must be off the Board for at least one year before the person can again be elected as a director.

The terms of two directors will expire at the Meeting, so one of the purposes of the Meeting is to elect two directors. The nominees for those two director positions are identified below.

Breda has established a nomination process for determining the nominees for directors of Breda. Under that process, a person meeting the qualifications set forth in the preceding paragraphs can be nominated to serve as a director of Breda if at least three shareholders nominate that person and provide a nominating petition to Breda. Breda notified its shareholders by letter in February, 2005, that any one wishing to nominate themselves to serve as a director, or another shareholder to serve as a director, needed to submit a nominating petition to Breda by no later than March 31, 2005. Two individuals were nominated to serve as a director through this process, and those individuals are identified below.

Although the Board anticipates that both of the nominees will be able to serve, any vote for a nominee who, prior to election, is determined to be unable to serve, will not be counted and will not be cast for the other nominee.

Directors Continuing in Office.

The following information is furnished for each person who will continue as a director following the Meeting.

Dean Schettler has been a director of Breda since April, 1997. His current term as a director will end at the annual shareholders meeting which will be held in 2006. He has also been a director of each of Breda's subsidiaries since April, 1997. Mr. Schettler was the president of Breda and each of Breda's subsidiaries from May 11, 1998 through June 9, 2003, and he has been the vice-president of Breda and each of Breda's subsidiaries since June 9, 2003. Mr. Schettler has been employed by Pella Corporation, in Pella, Iowa, since August, 1986. He was a moulder technician until August, 1997. Since that time he has been a production coordinator. Pella Corporation is a window and door manufacturer. Mr. Schettler is 52 years old.

John Wenck has been a director of Breda since April, 1997. His current term as a director of Breda will end at the annual shareholders meeting which will be held in 2006. He has also served as a director of each of Breda's subsidiaries since April, 1997. Mr. Wenck has been the secretary of Breda and each of Breda's subsidiaries since June 8, 2004. Mr. Wenck has been self-employed as a farmer for approximately 30 years. He was also previously employed by the United Parcel Service as a delivery driver. Mr. Wenck is 66 years old.

Rick Anthofer has been a director of Breda since August, 2003. His current term as a director will end at the annual shareholders meeting which will be held in 2006. Mr. Anthofer has also been a director of each of Breda's subsidiaries since August, 2003. Mr. Anthofer has been the vice president of Breda Savings Bank in Breda, Iowa, since approximately September 15, 1999. He was an agricultural and commercial loan officer and an assistant vice president at Carroll County State Bank in Carroll, Iowa for approximately 13 years prior to that time. Mr. Anthofer has also been a member of the Breda, Iowa City Council since 1988. Mr. Anthofer is 48 years old.

Charles (Chuck) Thatcher has been a director of Breda since May, 2001. His current term as a director will end at the annual shareholders meeting which will be held in 2007. He has also served as a director of each of Breda's subsidiaries since May, 2001. Mr. Thatcher has been an owner of Midwest
Wholesale Building Products in Carroll, Iowa for approximately the last 20 years. Midwest Wholesale Building Products is a wholesaler/retailer of lumber, building products and materials. Mr. Thatcher is 53 years old.

Neil Kanne has been a director of Breda since May, 2004. His current term as a director will end at the annual shareholders meeting which will be held in 2007. Mr. Kanne has also been a director of each of Breda's subsidiaries since May, 2004. Mr. Kanne has been self-employed as a farmer for approximately the last 34 years. Mr. Kanne is 58 years old.

Director Not Continuing in Office.

Clifford Neumayer has been a director of Breda and each of Breda's subsidiaries since April, 1996. He was the vice president of Breda and each of Breda's subsidiaries from May 7, 1996 through June 9, 2003, and he has been the president of Breda and each of Breda's subsidiaries since June 9, 2003. Mr. Neumayer has been self-employed as a farmer since 1970. Mr.

Neumayer is 56 years old. Mr. Neumayer's term as a director of Breda will end at the Meeting. He has served three consecutive terms as a director, and under Breda's policies, Mr. Neumayer must be off the board of directors for at least one year. Mr. Neumayer is therefore not eligible to be, and is not, a nominee for election as a director at the Meeting.

Nominees for Director.

The terms of two directors will expire at the Meeting, so two directors accordingly need to be elected at the Meeting. The individuals who are elected to those two director positions will serve until the annual shareholders meeting which will be held in 2008. There are two nominees for those two director positions, and the following two paragraphs provide some information regarding those nominees.

Dave Grabner is one of the nominees for election as a director. Mr. Grabner has been a director of Breda since April, 1999, and the treasurer of Breda since June 11, 2001. Mr. Grabner's current term as a director of Breda will end at the Meeting. He has also been a director of each of Breda's subsidiaries since April, 1999, and the treasurer of each of Breda's subsidiaries since June 11, 2001. Mr. Grabner has been self-employed as an electrician for approximately 34 years. He was also previously self-employed as a farmer. Mr. Grabner is 56 years old.

Daniel Nieland is also a nominee for election as a director. Mr. Nieland has never held any positions with Breda or any of its subsidiaries. He has been self-employed as a farmer since 1978. He has served as a board member of Mt. Carmel Mutual Insurance Association in Breda, Iowa since approximately 1988. Mr. Nieland is 48 years old.

Directors of Breda's Subsidiaries.

The directors of Breda have historically also served as the directors for Breda's four direct and indirect wholly owned subsidiaries. The nominees who are elected to serve as a director of Breda will accordingly also be elected by Breda or the applicable subsidiary of Breda to serve as a director of each of those four subsidiaries.

Committees of the Board of Directors.

Breda does not have a separately-designated standing audit committee of the Board of Directors, and Breda's entire Board of Directors performs any functions that would otherwise be performed by a separately-designated standing audit committee.

Breda's Board of Directors has determined that Breda does not have an audit committee financial expert, as that term is defined in Item 401(e)(2) of Regulation S-B, serving on the Board of Directors. There are various factors which may contribute to the fact that Breda does not have an audit committee financial expert serving on its Board of Directors. For example, although Breda is subject to the reporting requirements of the Securities Exchange Act of 1934, it is a relatively small company, and its corporate offices are located in a small, rural community in Iowa, both of which facts limit its ability to identify and to attract an audit committee financial expert. Also, under Breda's governing documents, an individual can only be a director of Breda if the individual is a shareholder of Breda, and an individual can only be a shareholder of Breda if the individual is a resident of the Breda, Iowa or Lidderdale, Iowa telephone exchange areas served by Breda and subscribes to Breda's telephone services. There is therefore a very limited pool of individuals who are even eligible to be considered for a director position with Breda. Also, no shareholder may own more than 1% of the total issued and outstanding Common Stock, with certain very limited exceptions; there are various restrictions on a shareholder's right to sell and assign shares of Common Stock; and each shareholder is generally entitled to only one vote on each matter submitted to the shareholders, regardless of the number of shares of Common Stock held by the shareholder. Those restrictions may limit the number of individuals who desire to be a shareholder of Breda. Further, all nominees for election as a director of Breda are nominated by the shareholders, and the shareholders may not take into consideration some of the particular issues that are raised or attempted to be addressed by the Securities Exchange Act of 1934 and its implementing regulations. Breda's Board of Directors believes that all of these factors make it unlikely that Breda will have an audit committee financial expert serving on the Board of Directors in future years.

Breda does not have a standing nominating committee of the Board of Directors, or any committee performing similar functions.

The Board of Directors believes that it is appropriate for Breda to not have a standing nominating committee because Breda has an established shareholder nomination process for determining the nominees for election as a director of Breda. The process has been utilized since Breda was organized, but there is no charter or other document setting out the process. Under that process, Breda notifies all of its shareholders by letter that anyone wishing to nominate themselves to serve as a director, or another shareholder to serve as a director, must submit a nominating petition to Breda. Breda forwarded that letter to its shareholders on February 28, 2005 with respect to the Meeting. The letter informed the shareholders that anyone wishing to nominate themselves to serve as a director, or another shareholder to serve as a director, needed to submit a nominating petition to Breda by no later than March 31, 2005, and that any shareholder could obtain a nominating petition by contacting Breda. A nominating petition must be signed by at least three shareholders of Breda, so in order for a person to become a nominee for election as a director, at least three shareholders must be willing to sign a nominating petition. One of those shareholders may, however, be the nominee. Each nominee must also meet the qualification requirements for election as a director set out at the beginning of this Section of this Proxy Statement. If a person is properly and timely nominated by the shareholders and meets the qualification requirements for a director, the person will be presented as a nominee for election as a director. The directors therefore do not, in their capacity as directors, participate in the consideration of director nominees, other than to perhaps at times confirm that the nominees have been properly and timely nominated and meet the qualification requirements for election as a director. The latter determinations are, however, generally made by an officer of Breda or by the chief operations officer or chief financial officer of Breda. As previously noted, however, each director may, in his or her capacity as a shareholder, nominate himself or herself or another shareholder for election as a director pursuant to the above-described nomination process. As noted previously, David Grabner and Daniel Nieland have been nominated for election as a director at the Meeting pursuant to the nomination process described in this paragraph.

There were no material changes in 2004 to the procedures by which the shareholders of Breda may designate the nominees for election to Breda's Board of Directors.

Breda does have a standing compensation committee comprised of three members of Breda's Board of Directors. The members of the compensation committee are appointed annually by the Board of Directors at its annual organizational meeting, which is generally held in June. The compensation committee considers compensation matters with respect to Robert Boeckman and Jane Morlok, Breda's chief operations officer and chief financial officer, including their annual bonus, and makes recommendations regarding those compensation matters to the Board of Directors. The members of the compensation committee that were appointed in June, 2003 were John Wenck, Charles Thatcher and Roger Nieland. Larry Daniel was appointed to fill the vacancy on the compensation committee caused by Roger Nieland's death in July, 2003. The members of the compensation committee that were appointed in June, 2004 were John Wenck, Charles Thatcher and Rick Anthofer. The compensation committee as appointed in June, 2003 held one committee meeting during 2004. The compensation committee as appointed in June, 2004 also held one committee meeting during 2004.

Meetings of the Board of Directors; Attendance of Shareholder Annual Meetings.

The Board of Directors held a total of 17 meetings during 2004. Each director attended at least 75% of those meetings and of all meetings of any committees of the Board of Directors on which the director served during 2004.

Breda does not have any policy with regard to directors' attendance at annual meetings of the shareholders. Breda does, however, encourage all of its directors to attend the annual meeting of shareholders, and all of the directors attended the annual shareholders meeting in 2004.

Shareholder Communications to the Board of Directors.

Breda's Amended and Restated Bylaws provide that any shareholder desiring to send communications to the Board of Directors may do so in writing by either delivering the writing to Breda's corporate office at 112 East Main, P.O. Box 190, Breda, Iowa 51436, or by mailing the writing to that address, in either case, to the attention of the President of Breda. Breda will send a copy of each such writing directly to each director.

Compensation of the Board of Directors.

Since June 1, 2003, all of Breda's directors have received $150 for each regular, special and conference call meeting of the Board of Directors. The vice-president, secretary and treasurer of Breda also currently receive an additional $25 for each regular, special and conference call meeting of the Board of Directors, and the president of Breda receives an additional $100 per meeting. Those payments are, however, made to those individuals in their capacities as directors, and are based upon their additional duties at the meetings of the Board of Directors. Breda's directors received $125 for each regular, special and conference call meeting from June, 2001 through May, 2003. Breda's directors received $100 for each regular, special and conference call meeting in 1999 and through May, 2001. The vice president, secretary and treasurer also received an additional $25 per meeting from May, 1999 through May, 2001. The president received an additional $50 per meeting from May, 1999 through May, 2001.

Since June, 2001, all of Breda's directors have received $150 per day for attending all day industry meetings related to Breda's or its subsidiaries' businesses. The meetings are not generally formal meetings of the Board of Directors, but the meetings are attended by the directors in their capacity as a director of Breda. The directors received $125 per day for such all day meetings from May, 1999 through May, 2001.

Since June, 2001, all of Breda's directors have received $150 for each outside meeting attended by a director and which lasts over three hours. The directors received $125 for each such meeting in 1999 and through May, 2001. The directors receive one-half of their regular meeting rate for each outside meeting which lasts less than three hours. Outside meetings are not formal meetings of the Board of Directors. Examples of outside meetings include conventions and city council meetings and meetings for purposes of ballot counting.

Since October, 2001, directors who serve on a committee have received $150 for each committee meeting which does not coincide with another meeting of the Board of Directors.

Breda's directors are also reimbursed for mileage and for any expenses incurred by them on account of attendance at any meeting of the Board of Directors or other meetings attended by them in their capacity as a director of Breda.

Breda's directors may also receive dial-up or high speed internet access from Breda or its subsidiaries at no cost. The current estimated yearly value of internet access is $300 for dial-up and $720 for high speed. The directors have been entitled to receive internet access since 1999.

The directors also became entitled to receive local telephone service from Breda or its subsidiaries at no cost, effective as of June 1, 2003. The current estimated yearly value of local telephone service is $228.

Executive Officers of Breda.

The executive officers of Breda are elected annually by the Board of Directors at its annual organizational meeting, and hold office until the next annual organizational meeting of the Board of Directors and until their respective successors are chosen or until their death, resignation or removal. The annual organizational meeting of the Board of Directors is the first regularly scheduled meeting of the Board of Directors which is held after the annual shareholders meeting, and is generally held in June of each year. Any officer may be removed by the Board of Directors at any time, with or without cause. Each officer must also be a director and a shareholder of Breda. The officers of Breda as of the time of the mailing of this Proxy Statement are identified in the above discussion of the directors and nominees for director of Breda. The officers of Breda have historically also served as the officers for each of Breda's four direct and indirect wholly owned subsidiaries.

Significant Employees.

Breda has two employees who Breda believes make a significant contribution to its business. Those employees are Robert J. Boeckman and Jane A. Morlok.

Mr. Boeckman has been employed by Breda in various capacities since May, 1982. Prior to January, 1995, he was Breda's assistant manager. He was the manager of Breda from January, 1995 to March, 1998, at which time he was given the title chief operating officer. His current titles are chief operations officer and co-chief executive officer. Mr. Boeckman is 43 years old.

Ms. Morlok became the chief financial officer of Breda on March 20, 1998. Her current titles are chief financial officer and co-chief executive officer. Ms. Morlok was the Assistant Administrator/CFO of Manning Regional Healthcare Center in Manning, Iowa from July, 1987 until March 20, 1998. Her responsibilities in that position included budgeting, reimbursement and rate setting for the hospital and nursing home run by the Manning Regional Healthcare Center, as well as daily general ledger operations and IRS filings. She also provided similar services to several other affiliated corporations. Ms. Morlok is 51 years old.

Breda entered into a new employment agreement with both Mr. Boeckman and Ms. Morlok on July 1, 2003, but the employment agreements were effective as of January 1, 2003 for purposes of salary, bonuses and for establishing the term of the employment agreements.

Mr.  Boeckman.

Under the terms of Mr. Boeckman's employment agreement, he is employed in the capacity of chief operations officer and co-chief executive officer of Breda. Mr. Boeckman is responsible for the day-to-day operations of Breda under his employment agreement.

Mr. Boeckman's employment agreement is for a three year term commencing effective January 1, 2003 and accordingly will terminate on December 31, 2005 unless the employment agreement is earlier terminated in accordance with the employment agreement. Breda may terminate the employment agreement if Mr. Boeckman is absent from his employment by reason of illness or other incapacity for more than 26 consecutive weeks. Breda will pay Mr. Boeckman compensation during any such period of illness or incapacity in accordance with Breda's sick pay policy as then in effect. Breda may also terminate the employment agreement for cause upon five days written notice to Mr. Boeckman. The employment agreement provides that "for cause" includes, without limitation:

o     Fraud or theft,

o     Falsifying records,

o     Refusal to carry out a specific order of the Board of Directors,

o     Abuse, discrimination, or harassment of another employee,

o     Unauthorized dissemination of records or information,

o     Divulging confidential information,

o     Possession of illegal drugs or weapons while on Breda property,

o Conviction of a crime, the nature of which would be calculated to render an employee undesirable as a co-manager and detrimental to the best interests of Breda, and

o Using or possessing intoxicants or narcotics of any kind while on Breda premises or being at work under the influence of such substances.

Breda may also terminate the employment agreement at any time, without cause, by giving 30 days written notice to Mr. Boeckman. In this event, if requested by Breda, Mr. Boeckman shall continue to render his services and shall be paid his regular compensation up to the date of termination. In addition, Mr. Boeckman shall be paid on the date of termination a severance allowance equal to the amount remaining to be paid under the employment agreement.

Mr. Boeckman may terminate the employment agreement, at any time, by giving 60 days notice to Breda. In this event, Breda shall pay Mr. Boeckman his compensation up to the date of termination, but Mr. Boeckman shall not be entitled to any severance payment and will not be considered for any performance bonus.

If Mr. Boeckman's employment terminates by reason of his death, Breda is only obligated to make whatever payments may be required under its pension plan.

Mr. Boeckman's yearly salary under the employment agreement was $90,000 for the 2004 calendar year. Mr. Boeckman's salary under the employment agreement for the 2005 calendar year is $92,500. Mr. Boeckman may also receive a bonus under the employment agreement. The employment agreement includes an attachment which sets forth some methodologies and procedures which may be followed by the board of directors in determining whether a bonus will be paid to Mr. Boeckman with respect to a calendar year and the amount of the bonus, but the employment agreement provides that the final determination as to the amount of the bonus rests solely in the discretion of the board of directors. The employment agreement provides that any bonus with respect to the 2004 and 2005 calendar years will be determined by measuring cash flow generated from operations and value added calculations, and that the amount of bonus that may be received by Mr. Boeckman with respect to the 2004 and 2005 calendar years will increase by 5% to 25% of his annual salary. Mr. Boeckman's bonus for 2004 was $12,600.

The employment agreement also provides that Mr. Boeckman shall be entitled to all employee benefits extended to all full time employees of Breda. Some of the benefits currently provided to Mr. Boeckman include health insurance, life insurance, disability insurance, cellular phone service, a clothing allowance, free local telephone service, free internet access and free basic cable service. Breda will also contribute an amount equal to 8.6% of Mr. Boeckman's annual gross salary to the defined benefit retirement and security program which is sponsored by the National Telephone Cooperative Association. Breda will also provide Mr. Boeckman with the pre-retirement death benefit that is available through the National Telephone Cooperative Association. Mr. Boeckman is also reimbursed for all reasonable and appropriate expenses incurred in carrying out his duties under the employment agreement.

Mr. Boeckman's employment agreement includes a limited noncompete covenant and confidential information covenant.

Ms. Morlok.

Ms. Morlok's employment agreement is similar to Mr. Boeckman's employment agreement. The primary differences between Ms. Morlok's employment agreement and Mr. Boeckman's employment agreement are as follows:

      o Ms. Morlok's capacities under her employment agreement are chief financial officer and co-chief executive officer.

      o Ms. Morlok's yearly salary under her employment agreement was $83,000 for the calendar year 2004, and is $84,500 for the 2005 calendar year. Ms. Morlok's bonus for 2004 was $11,620.

Breda does not have any written employment agreements with any officers or any other employees.

Security Ownership of Management.

The following table sets forth the percentage ownership of Breda's Common Stock as of April 12, 2005 by:

      o     Each of Breda's directors;

      o     Each of Breda's officers;

      o     The chief operations officer of Breda;

      o     Each nominee for director; and

      o All directors and officers of Breda and the chief operations officer of Breda as a group.


                            Security Ownership Table
                            ------------------------

Name and Address of
  Beneficial Owner                     Number of Shares         Percent of Class
  ----------------                     ----------------         ----------------

Dean Schettler                                30                      .0962%
16326 120th St.
Breda, Iowa 51436

Clifford Neumayer                            181                      .5807%
11846 Ivy Avenue
Breda, Iowa 51436

John Wenck                                     6                      .0193%
23909 140th St.
Carroll, Iowa 51401

Dave Grabner                                  55*                 .1765%
11098 130th Street
Breda, Iowa 51436

Rick Anthofer                                  3                  .0096%
301 N. 4th
Breda, Iowa 51436

Charles Thatcher                               2**                .0064%
15053 Granite Avenue
Breda, Iowa 51436

Neil Kanne                                     2                  .0064%
12828 Phoenix Avenue
Carroll, Iowa 51401

Robert Boeckman                               30                  .0962%
23678 150th Street
Carroll, Iowa 51401

Daniel Nieland                                 1                  .0032%
12192 Ivy Avenue
Breda, Iowa 51436

All directors, officers and
the chief operations officer
as a group (8 persons)                       309                  .9913%

*     One of these shares is held by Mr. Grabner's spouse.

**    One of these shares is held by Mr. Thatcher's spouse.

All of the above shares of Common Stock are directly owned by the listed individuals, except only as noted with respect to Mr. Grabner and Mr. Thatcher.

Jane Morlok, Breda's chief financial officer, does not own any shares of Common Stock.

To Breda's knowledge, no person or group is the beneficial owner of more than 5% of Breda's Common Stock, and no person or group holds more than 5% of Breda's Common Stock under a voting trust or similar agreement.

                       EXECUTIVE COMPENSATION AND BENEFITS

The following summary compensation table shows the compensation paid by Breda to Robert J. Boeckman, Breda's chief operations officer, and to Jane Morlok, Breda's chief financial officer, in the 2004, 2003 and 2002 fiscal years. Mr. Boeckman's services as the chief operations officer of Breda are similar to those normally provided by the chief executive officer of an Iowa corporation.

                               Summary Compensation Table
                               --------------------------

Name and                                        Other Annual       All Other
Position              Year  Salary(1)  Bonus   Compensation(2)  Compensation(3)
--------              ----  ---------  -----   ---------------  ---------------

Robert J. Boeckman,   2004  $89,906   $12,600        $1,344         $26,226
Chief Operations      2003  $87,490   $11,900        $1,508         $21,061
    Officer           2002  $84,341   $ 9,082        $1,795         $18,067

Jane Morlok,          2004  $82,934   $11,600        $1,380         $22,004
Chief Financial       2003  $81,425   $ 9,600        $1,521         $20,246
   Officer            2002  $78,602   $ 8,250        $1,808         $17,282

(1) This amount includes contributions of 3% of annual gross salary pursuant to Breda's defined benefit retirement and security program, which is sponsored by the National Telephone Cooperative Association. As a condition of participation in that program, participants must contribute a minimum of 3% of annual gross salary. See also the "All Other Compensation" column above.

(2) This amount includes payments by Breda from a fund established by Breda based upon sales of cell phones. The fund is allocated equally among the employees employed at Breda. All employees share in the fund even if they are not involved in the sale of cell phones. Neither Mr. Boeckman nor Ms. Morlok are involved in those sales. The amounts also include a yearly clothing allowance and the estimated yearly value of services provided to Mr. Boeckman or Ms. Morlok by Breda or its subsidiaries at no cost. Those services are local telephone service, basic cable service, internet access, and cellular phone service.

(3) This amount represents contributions by Breda to Breda's defined benefit retirement and security program, which is sponsored by the National Telephone Cooperative Association. The program requires Breda to contribute an amount equal to 8.6% of a participant's annual gross salary. Breda is also required to contribute a 2.32% surcharge on all employee and employer contributions for plan years 2004 through 2007 in order to meet current and projected funding requirements. See also footnote 1 above regarding participants' contributions to the program. This amount also includes a long term disability contribution of 1.76% of salary and employer-paid premiums on health, life and accidental death and dismemberment insurance.

Clifford Neumayer is currently the president of Breda. No information is provided for Mr. Neumayer in the summary compensation table because he does not receive compensation in his capacity as the president of Breda. Mr. Neumayer does receive compensation for his services as a director of Breda. The compensation payable to directors is discussed elsewhere in this Proxy Statement. Dean Schettler also served as the president of Breda for a portion of 2003, but no information is provided for Mr. Schettler in the summary compensation table for the same reason as set forth for Mr. Neumayer.

Breda may terminate its employment agreement with Mr. Boeckman and its employment agreement with Ms. Morlok at any time, without cause, by giving 30 days written notice to Mr. Boeckman or Ms. Morlok. In this event, however, Breda must pay Mr. Boeckman or Ms. Morlok, as the case may be, on the date of termination, a severance allowance equal to the amount remaining to be paid, if any, under their employment agreement.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has retained the accounting firm of Kiesling Associates LLP to act as independent auditors for Breda during 2005 and is requesting ratification of that action by the shareholders. Breda knows of no direct or material indirect financial interests of Kiesling Associates LLP in Breda or any of Breda's subsidiaries. One or more representatives of Kiesling Associates LLP are expected to be present at the Meeting and will have the opportunity to make a statement at the Meeting, if they desire to do so, and are also expected to be available to respond to appropriate questions.

                     DISCLOSURE OF INDEPENDENT AUDITOR FEES

The following paragraphs describe the aggregate fees that were billed to Breda by Kiesling Associates LLP for the fiscal years ended December 31, 2003 and December 31, 2004.

Audit Fees.

Breda was billed $32,520 and $51,450 for, respectively, the fiscal years ended December 31, 2003 and December 31, 2004 for the audit of Breda's annual financial statements and review of the financial statements included in Breda's quarterly reports on Form 10-QSB or services that are normally provided in connection with statutory and regulatory filings or engagements for those two fiscal years.

Audit Related Fees.

Breda was billed $45,875 and $22,775 for, respectively, the fiscal years ended December 31, 2003 and December 31, 2004 for assurance and related services that were related to the performance of the audit or review of Breda's financial statements and which are not reported under "Audit Fees" above. The nature of those services was compliance, assurance and review work in connection with SEC filings.

Tax Fees.

Breda was billed $3,225 and $4,100 for, respectively, the fiscal years ended December 31, 2003 and December 31, 2004 for tax compliance, tax advice and tax planning services. The nature of those services was tax return and estimated tax preparation work.

All Other Fees.

Breda was billed $10,180 and $10,624 for, respectively, the fiscal years ended December 31, 2003 and December 31, 2004 for products and services which are not described under "Audit Fees", "Audit Related Fees" or "Tax Fees" above. The nature of those products and services was consulting on industry related issues. Breda's Board of Directors has considered whether the provision of those services is compatible with maintaining Kiesling Associates LLP's independence.

Each specific engagement of Kiesling Associates LLP is approved by the Board of Directors of Breda, and the Board of Directors does not have any pre-approval policies or procedures described in 17 CFR 210.2-01(c)(7)(i) with respect to the provision of any services by Kiesling Associates LLP. None of the services described in "Audit Related Fees," "Tax Fees" or "All Other Fees" above were approved by Breda's Board of Directors pursuant to 17 CFR 210.2-01(c)(7)(i)(C).

                             AUDIT COMMITTEE REPORT

As previously noted in this Proxy Statement, Breda does not have a separately-designated standing audit committee of the Board of Directors, and Breda's entire Board of Directors performs any functions that would otherwise be performed by a separately-designated standing audit committee. Breda's Board of Directors has not adopted a written charter with respect to the Board of Directors' performance of audit committee type functions. Audit committee functions include overseeing the accounting and financial reporting processes of Breda and audits of the financial statements of Breda.

The Board of Directors has reviewed and discussed Breda's audited financial statements for the year ended December 31, 2004 with management of Breda and Kiesling Associates LLP, Breda's independent auditors. The Board of Directors has also discussed with Kiesling Associates LLP the matters required to be discussed by Statement on Auditing Standards No. 61 ("Communication With Audit Committees"). The Board of Directors has also received the written disclosures and the letter from Kiesling Associates LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions With Audit Committees"), and has discussed with Kiesling Associates LLP that firm's independence. Based on the review and the discussions referred to in this paragraph, the Board of Directors determined that Breda's audited financial statements be included in Breda's Annual Report on Form 10-KSB for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

The name of each director of Breda is as follows:

                  Clifford Neumayer                Neal Kanne
                  Dean Schettler                   Charles Thatcher
                  Dave Grabner                     Rick Anthofer
                  John Wenck

                  SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

In order for a proposal of any shareholder pursuant to the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be presented for inclusion in Breda's proxy statement and the ballot for the annual meeting of shareholders to be held in 2006, the proposal must be received at Breda's principal executive office by no later than January 5, 2006. Any such proposal will need to comply with the regulations of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in Breda's proxy materials.

Any shareholder proposal submitted outside the processes of Rule 14a-8 shall be considered untimely unless received at Breda's principal office by no later than March 15, 2006.

All proposals should be directed to Breda at Breda's principal executive office located at 112 E. Main, P.O. Box 190, Breda, Iowa, to the attention of Breda's President. It is suggested that proposals be sent by certified mail, return receipt requested.

                                  OTHER MATTERS

Management does not know of any matters to be presented at the Meeting other than the two matters noted in this Proxy Statement. Also, as discussed in the Section above entitled "VOTING SECURITIES," given the requirement that all voting by the shareholders must be by written ballots which have been mailed to the shareholders prior to the meeting at which the action is to be taken, no other matters can be properly acted upon by the shareholders at the Meeting.

A copy of the 2004 Annual Report to Shareholders is mailed to shareholders together with this Proxy Statement. The Annual Report is not incorporated in this Proxy Statement and is not to be considered proxy soliciting material.

                            By order of the Board of Directors,


                            /s/John Wenck
                            -----------------------------------
                            John Wenck
                            Secretary
Breda, Iowa
May 2, 2005

                              BREDA TELEPHONE CORP.
                                     BALLOT
                         Annual Meeting of Shareholders
                                  May 17, 2005

This Ballot is provided to you as a shareholder of Breda Telephone Corp. The shares held by you will be voted in accordance with your instructions provided on this Ballot if this Ballot is properly completed and timely returned to Breda Telephone Corp. You must complete and date this Ballot and place it in the enclosed envelope marked "Ballot". You must then place the sealed ballot envelope in the other enclosed self-addressed, stamped envelope which has the control number on it. You must mail this Ballot so that it will be received at the post office box noted on the control number envelope by 5:00 p.m. on May 17, 2005, or you can deliver this Ballot in person at the annual meeting. If you mail this Ballot to Breda Telephone Corp. and attend the meeting and desire to change your vote from that indicated on this Ballot, you may do so by notifying the Secretary or another officer of Breda Telephone Corp. at the commencement of the meeting and you will be provided with another ballot to complete and deliver to the Secretary at the meeting.

This Ballot is not solicited on behalf of the Board of Directors of Breda Telephone Corp. This Ballot is being transmitted to you by Breda Telephone Corp. in accordance with the Amended and Restated Bylaws of Breda Telephone Corp.

There are two director positions to be filled and there are two nominees to fill those positions. If you do not vote for a particular nominee for director and this Ballot is otherwise properly completed and received, it will be deemed that you have withheld voting in favor of that nominee, but your vote for the other nominee will still be counted. If you do not vote for any of the nominees for director and this Ballot is otherwise properly completed and received, it will be deemed that you have withheld voting in favor of any of the nominees.

Election of Directors

I hereby vote FOR the following nominees for director. (TO VOTE FOR A NOMINEE, PLACE AN "X" IN THE BOX BY THE NAME OF THE NOMINEE)

                 |_|  David J. Grabner

                 |_|  Daniel Nieland

Ratification of Appointment of Auditors

I hereby vote as follows with respect to the ratification of Kiesling Associates LLP to act as independent auditors for Breda Telephone Corp. during 2005:

        |_|  For                    |_|  Against                |_| Abstain

Dated: __________________, 2005.

                              BREDA TELEPHONE CORP.

                               2004 ANNUAL REPORT

                                       TO

                                  SHAREHOLDERS

      This annual report is being provided to the shareholders of Breda Telephone Corp. ("Breda") in connection with the annual meeting of the shareholders which will be held at Breda's corporate office located at 112 East Main, Breda, Iowa, on Tuesday, May 17, 2005, at 7:30 p.m. This annual report is not incorporated into the proxy statement and is not proxy soliciting material.

               CAUTIONARY STATEMENT ON FORWARD LOOKING STATEMENTS

      Various discussions and statements in this annual report are or contain forward looking statements that involve and are subject to various risks, uncertainties and assumptions. Forward looking statements include, but are not limited to, statements with respect to financial results and condition; anticipated future trends in business, revenues or net income; projections concerning operations and cash flow; business, growth and acquisition opportunities and strategies; management's plans and intentions for the future; competitive position; and other forecasts, projections and statements of expectation. Words such as "expects," "estimates," "plans," "will," "anticipates," "contemplates," "forecasts," "predicts," "projects," "prospects," "possible," "hopeful," "intends," "believes," "seeks," "should," "thinks," "objectives" and other similar expressions or variations of those words or those types of words help identify forward looking statements. Forward looking statements are made based on numerous and varied estimates, projections, views, beliefs, strategies and assumptions made or existing at the time of such statements and are not guarantees of future results or performance. Breda disclaims any obligation to update or revise any forward looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

      Actual future performance, outcomes and results may differ materially from those expressed in forward looking statements as a result of numerous and varied factors, risks and uncertainties, some that are known and some that are not, and nearly all of which are beyond the control of Breda and its management. It is not possible to predict or identify all such factors, risks and uncertainties, but some of the factors, risks and uncertainties affecting forward looking statements include, but are not limited to, the following:

      o adverse changes by the Federal Communications Commission, the Iowa Utilities Board or other regulatory authorities to the access charge rates that can be charged by Breda and its subsidiaries to long distance carriers or to the rules and other requirements regarding access charge rates or access charges, whether instituted by the regulatory authorities or at the request or by reason of court or other actions taken by long distance carriers or other interested persons;

      o technological advances in the telecommunications, cable and related industries, which are always occurring and at an ever increasing rate, and any one or more of which may replace or otherwise adversely affect in a material way the existing technologies utilized by Breda and its subsidiaries;

      o changes in employee relations, including the loss of a key employee or employees;

      o industry conditions and occurrences, including bankruptcies and insolvencies of long distance carriers (such as Global Crossing and WorldCom), and consolidations in the telecommunications and cable industries, which generally result in competitors which are larger and better financed and with greater geographic reach, allowing them to compete over broader areas and more effectively;

      o economic conditions at the national, regional and local levels, which are always somewhat uncertain given that many different tangible and intangible factors and occurrences can affect the economy;

      o political conditions and occurrences at the international, national, regional and local levels, including rumors about, or threats and/or acts of, terrorism or war;

      o the general emotions and psychology of the economy, the markets and consumers, which can at times seem to be totally unrelated to actual economic or market conditions or other more tangible factors;

      o     litigation;

      o     inaccurate assumptions or predictions by management;

      o the ability to enter into and maintain agreements which are necessary to provide services, and on terms which are favorable to Breda;

      o ever increasing costs and expenses which are necessary to Breda's and its subsidiaries' businesses but which are outside of Breda's control, such as health and other insurance costs;

      o new third parties entering into Breda's or any of its subsidiaries' marketing or service areas;

      o acts or omissions of existing and/or new competitors and other third parties, including offering lower prices or new or substitute products or services and their use of new marketing strategies and approaches;

      o the risks associated with technological requirements, technology substitution and changes and other technological developments;

      o     changes  in  or  more  governmental  laws,  rules,   regulations  or
            policies;

      o reductions in or other changes to governmental programs assisting or affecting the telecommunications, cable and related industries, and in particular programs which aid providers of those services to rural areas;

      o the continued availability of financing, and on terms which are favorable to Breda, and the cost of financing and consequences of leverage; and

      o the effects of ever increasing and changing competition and relationships with other carriers and other parties, including competition or relationships which result in Breda or its subsidiaries having to develop new pricing for services, such as interexchange access charges and wireless access charges, or new marketing strategies or new product offerings, and the related risk that Breda or its subsidiaries will not be able to respond on a timely or profitable basis to competitive changes or pressures.

                             DESCRIPTION OF BUSINESS

General.

Breda is an Iowa corporation with its principal offices in Breda, Iowa.

Breda's principal business is providing telephone services. Telephone services are also provided by three of Breda's wholly owned subsidiaries, Prairie
Telephone Co., Inc. ("Prairie Telephone"), Westside Independent Telephone Company ("Westside Independent") and BTC, Inc. A total of eight Iowa towns and their surrounding rural areas currently receive telephone services from Breda, Prairie Telephone, Westside Independent or BTC, Inc.

BTC, Inc. has provided internet access services in the Carroll, Iowa market area since 1997. BTC, Inc. also provides internet access services to the customers of Breda, Prairie Telephone and Westside Independent who subscribe for internet services. BTC, Inc. has provided long distance services in the Carroll, Iowa market area since July, 2000. BTC, Inc. also provides long distance services to the customers of Breda, Prairie Telephone and Westside Independent who subscribe for long distance services. BTC, Inc. has offered local telephone services in the Carroll, Iowa market area as a competitive local exchange carrier since October, 2003. BTC, Inc. is a wholly owned subsidiary of Prairie Telephone.

Tele-Services, Ltd. ("Tele-Services") is also a wholly owned subsidiary of Breda. Tele-Services provides cable television services to eighteen towns in Iowa and one town in Nebraska.

Breda's and its subsidiaries' telephone, internet services and cable television businesses are discussed in more detail below. Some of the other miscellaneous business operations of Breda and its subsidiaries are also discussed below.

Local Exchange Carrier Services.

Breda, Prairie Telephone, Westside Independent and BTC, Inc. provide telephone services to the following eight Iowa towns and their surrounding rural areas:

            o     Breda, Iowa                   o     Pacific Junction, Iowa

            o     Lidderdale, Iowa              o     Yale, Iowa

            o     Macedonia, Iowa               o     Westside, Iowa

            o     Farragut, Iowa                o     Carroll, Iowa


All of the towns are in central and southern Iowa.

Breda provides services to Breda, Lidderdale and Macedonia. Prairie Telephone provides services to Farragut, Pacific Junction and Yale. Westside Independent provides services to Westside, and BTC, Inc. provides services to Carroll. The surrounding rural areas that are served are those within approximately a ten mile to fifteen mile radius of each of the towns.

The primary services of Breda, Prairie Telephone, Westside Independent and BTC, Inc. are providing their subscribers with basic local telephone service and access services for long distance calls outside the local calling area. Breda, Prairie Telephone and Westside Independent derive their principal revenues from providing those services. As of December 31, 2004, they were serving approximately 3,226 telephone numbers and related access lines. They were serving approximately 2,882 telephone numbers and related access lines as of December 31, 2003.

BTC, Inc.'s principal revenue sources in 2004 were from providing Internet services, long distance services, basic local telephone service and access services for long distance calls. BTC, Inc. provides Internet services and long distance services for its own customers and for the customers of Breda, Prairie Telephone and Westside Independent.

Breda, Prairie Telephone, Westside Independent and BTC, Inc. also provide other telephone related services. For example, they sell and lease telephone equipment to their subscribers, provide inside wiring and other installation, maintenance and repair services to their subscribers, and provide custom calling services to their subscribers. They also derive revenues from providing billing and collection services for some long distance carriers for the long distance calls made by their subscribers.

Breda, Prairie Telephone, Westside Independent and BTC, Inc. are all subject to regulation by the Iowa Utilities Board (the "IUB"). They operate their telephone businesses pursuant to certificates and various rules and regulations promulgated by the IUB. Although not anticipated to occur, the IUB could terminate their right to provide services if they fail to comply with those rules and regulations. The areas regulated by the IUB include:

      o regulating the access charge rate that can be charged by Breda, Prairie Telephone, Westside Independent and BTC, Inc. for intrastate long distance calls;

      o     establishing  minimum  standards for the quality of the services and
            facilities   provided   by  Breda,   Prairie   Telephone,   Westside
            Independent and BTC, Inc.;

      o the approval of any expansion beyond the telephone service areas currently served by Breda, Prairie Telephone, Westside Independent and BTC, Inc.;

      o the treatment of Breda, Prairie Telephone, Westside Independent and BTC, Inc. as rural telephone companies under the Telecommunications Act of 1996, including the authority to make some determinations regarding whether they should be exempt them from certain duties and requirements under that Act; and

      o the designation of Breda, Prairie Telephone and Westside Independent as "eligible telecommunications carriers", which designation allows them to receive the universal services funding component of the support payment funding program administered by the Federal Communications Commission.

They received universal services funding of $814,188, in the aggregate, in 2004. A competitive local exchange carrier, such as BTC, Inc., is only eligible to receive universal service funds if the incumbent local exchange carrier receives those funds. Qwest is the incumbent local exchange carrier in the Carroll, Iowa market, and is not eligible for universal services funding. BTC, Inc. therefore is also not eligible for universal service funding.

Breda, Prairie Telephone, Westside Independent and BTC, Inc. are also subject to regulation by the Federal Communications Commission (the "FCC"). The areas regulated by the FCC include:

      o regulating the access charge rate that can be charged by Breda, Prairie Telephone, Westside Independent and BTC, Inc. for interstate long distance calls;

      o the approval of any expansion beyond the telephone service areas currently served by Breda, Prairie Telephone, Westside Independent and BTC, Inc.; and

      o the amount of support payment funding that will be received by Breda, Prairie Telephone and Westside Independent.

They received $1,495,150, in the aggregate, in support payment funding in 2004. The latter amount includes, however, the $814,188 universal services funding component which is noted in the preceding paragraph. A telephone company must be a member of the National Exchange Carriers Association in order to receive support payment funding. BTC, Inc. is not eligible to be a member of the National Exchange Carriers Association because, among other reasons, BTC, Inc. is not an incumbent local exchange carrier. BTC, Inc. therefore does not receive support payment funding.

The regulation of access charge rates is an area of particular concern to Breda because a substantial amount of Breda's total consolidated revenues are derived from access charge revenues. Breda, Prairie Telephone, Westside Independent and BTC, Inc. receive access charge revenues from long distance carriers (sometimes referred to in the telephone industry as "inter-exchange carriers" or "IXCs") for providing intrastate and interstate exchange services to those long distance carriers. In more basic terms, they receive access charge revenues for originating and terminating long distance calls made and received by their subscribers. The FCC regulates the access charge rate that can be charged for interstate long distance calls, and the IUB regulates the access charge rate that can be charged for intrastate long distance calls. The FCC and the IUB can change those rates at any time, and the more recent changes have lowered access charge rates. As discussed below in the MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION section of this annual report, Breda believes there may be further reductions in both interstate and intrastate access charge rates in the somewhat near future.

Telephone services providers like Breda, Prairie Telephone, Westside Independent and BTC, Inc. are subject to competition from other providers. As a result of the Telecommunications Act of 1996, telephone companies are no longer afforded exclusive franchise service areas. Under that Act, competitors can now offer telephone services to Breda's, Prairie Telephone's, Westside Independent's and BTC, Inc.'s subscribers, and also request access to their lines and network facilities in order to offer any type of service that can be provided through those lines and facilities. The Act and the regulations promulgated by the FCC and state regulatory agencies to implement various parts of the Act could have a material adverse effect on Breda, Prairie Telephone, Westside Independent and BTC, Inc. because they open up Breda, Prairie Telephone, Westside Independent and BTC, Inc. to competition that they were not subject to in the past.

One recent example of the increased competition in Iowa occurred on October 18, 2004, when the IUB issued an Order Approving an Amendment to the Approved Application for Public Convenience to MCC Telephony of Iowa ("MCC") to provide service in any area of Iowa where MCC affiliates own and operate a cable system and offer high-speed cable modems. MCC is a subsidiary of Mediacom that intends to provide VoIP (voice over internet protocol) service. The IUB had approved an earlier application of MCC to serve only those areas currently served by Qwest. Mediacom is the cable service provider in BTC, Inc.'s Carroll, Iowa market area.

Another example of the increased competition threat in Iowa was the deregulation actions taken by the IUB during 2004. One of the IUB's rulings deregulated 20 actual exchanges instead of specific services. The IUB also decided to deregulate rates, but maintain service regulation, in 19 of these individual exchanges where a competitor had overbuilt an exchange and the competitor had obtained over 50% of the market share. The IUB found that effective competition existed in these exchanges and that the exchanges should be deregulated, but that the IUB would maintain mechanisms to monitor the competition and service in the exchanges. The IUB decided to require that a deregulation accounting be filed by the deregulated company, although it appears that the IUB may agree to accept cost-allocation manuals from the company in place of an actual deregulation accounting plan. The IUB also deregulated the Council Bluffs exchange, both for rates and service. The IUB did not deregulate the Sioux City business market because the competition was not facilities-based and because of uncertainty in the regulations of unbundled network elements. The IUB also did not deregulate second lines because of a lack of evidence supporting the existence of effective competition.

Breda and Prairie Telephone joined with eight other independent telephone companies in southwest Iowa in 2004 in putting together a network, called the South West Iowa Network, to provide and improve the delivery of voice, data and video services over a fiber optic-based infrastructure. The South West Iowa Network is supported by Iowa Network Services, and collectively provides service in 28 exchanges in southwest Iowa. This network will be used to deliver the triple-play (voice, data and video), as well as to provide a scalable converged infrastructure for each company to connect to other companies and services outside Iowa. Breda and Prairie Telephone have three exchanges connected to this network in southwest Iowa. Additional construction was completed during 2004, and the network became operational on October 24, 2004.

There are numerous telephone companies which have filed to provide telephone services throughout all of Iowa, and Breda anticipates that more of those types of filings will be made by other telephone companies. To date, however, no company has chosen to compete in any of Breda's, Prairie Telephone's or Westside Independent's service areas. Breda does not know the plans of any companies, but Breda currently believes the possibility of any company entering any of those service areas in 2005 is small.

BTC, Inc., however, provides telephone services in the Carroll, Iowa market area, and there are already other companies providing telephone services in that area. Breda also believes that there will be additional local exchange carriers entering the Carroll, Iowa market area in 2005. For example, Mediacom, which is the 9th largest cable television operator in the United States and the local cable provider in the Carroll, Iowa market, has expressed an intention to provide a phone service offering through Mediacom's partnership with Sprint. MCC (a Mediacom subsidiary) filed a voice exchange tariff and service territory maps with the IUB on December 27, 2004, and the IUB approved the tariff and maps on March 14, 2005. The providing of voice exchange tariffs and service territory maps are usually the last steps required by the IUB before a provider actually begins providing service. The IUB also granted MCC a certificate of public convenience to offer service in numerous areas throughout Iowa. Breda believes that Mediacom and MCC will roll out their voice offering along with a high-speed internet offering in the Carroll, Iowa market, and Mediacom has recently been quoted as indicating that it will begin deploying those services in Iowa in the near future.

Breda also anticipates that it will face new competition from other providers of newer VoIP (voice over internet protocol) technologies, such as Vonnage and Skype, in all of its exchanges. Breda anticipates that Mediacom's and any such other offerings will result in a reduction of revenue. A reduction in revenue will also result if any other telephone companies at some point determine to provide services in any of Breda's, Prairie Telephone's, Westside Independent's or BTC, Inc.'s service areas.

Breda, Prairie Telephone, Westside Independent and BTC, Inc. experience competition in providing access services and other services to long distance carriers. For example, they experience competition in providing access services for long distance when their subscribers use private line transport, switched voice and data services, microwave, or cellular or personal communications service. In those cases, the subscriber is not using Breda's, Prairie Telephone's, Westside Independent's or BTC, Inc.'s networks or switches, so they cannot charge access charges to the long distance carrier. Various other competitors and forms of competition are also likely to arise in the future as technological advances continue to occur in the telecommunications and cable industries.

Another factor faced by Breda, Prairie Telephone, Westside Independent and BTC, Inc. is the declining population base in the small, rural communities served by them, which adversely affects their current and prospective customer base.

An industry issue that had significant ramifications for Breda, Prairie Telephone and Westside Independent during 2004 was number portability. Number portability provides residential and business telephone customers with the ability to retain their existing telephone numbers when switching from one telephone service provider to another. Number portability was one of the obligations that the Telecommunications Act of 1996 imposed on all local exchange carriers, and the Act required the FCC to promulgate rules to implement the number portability requirements. The number portability requirements are viewed as consistent with the purpose of the Act, which is to, in general, facilitate competition, because consumers might be reluctant to switch local exchange carriers if they have to change their telephone number.

The FCC's rules obligate incumbent local exchange carriers, such as Breda, Prairie Telephone and Westside Independent, to port numbers when the carrier receives a specific request from another telecommunications carrier (wireline or wireless) for number portability capability. The rules give incumbent local exchange carriers a maximum period of 180 days to implement number portability capability following receipt of a request, with the actual permissible time period dependent on the extent of the upgrades required to their switch in order to be able to provide number portability. Because of the small number of customers in the rural exchanges who would want to port their numbers, small rural carriers had hoped to delay the costs of the upgrades until they needed to change out their switches.

On February 18, 2004, two Iowa industry associations, the Iowa Telecommunications Association and the Rural Iowa Independent Telephone Association, filed a petition with the IUB that requested a waiver of the wireless-wireline number portability rules on behalf of all 2% or less carriers in Iowa. Breda, Prairie Telephone and Westside Independent were included in these joint filings.

The IUB initially responded to the petition by issuing a 180 day temporary suspension of the wireless-wireline number portability rule, and later issued an order requiring all companies participating in the petition to provide the IUB with various company-specific information, including the number of customers of the company, the cost of number portability implementation and expected costs per customer that would be reflected in the number portability cost recovery charge authorized by the FCC. Breda, Prairie Telephone and Westside Independent all submitted their individualized data in response to the IUB's order in July of 2004. The IUB issued its final order in response to the petition on October 6, 2004. Under the IUB's order, all companies participating in the petition were given extensions ranging from six months to 18 months from the date of the IUB order, or in some cases until six months after the company received a bona fide request for number portability from a wireless carrier. Breda and Prairie Telephone were classified in the group receiving a six month extension, and Westside Independent was classified in the group receiving a one year extension.

On October 26, 2004, the Iowa Telecommunications Association and the Rural Iowa Independent Telephone Association filed an application for rehearing of the IUB's October 6, 2004 order. The application requested the IUB to reconsider its order and to clarify various other matters.

As noted above, Breda and Prairie Telephone received six-month extensions, and Westside Independent received a twelve-month extension. Software upgrades and service agreements to implement number portability for Breda, Prairie Telephone and Westside Independent had all been completed in preparation for the six-month extension date of April 6, 2005. Final routing and translation work was being scheduled as the last outstanding process for number portability implementation when word was received on March 11, 2005, that the U.S. Court of Appeals for the DC Circuit had suspended the FCC's November 10, 2003 Intermodal LNP Order implementing wireline to wireless local number portability. The court ruled that the FCC failed to follow regulatory guidelines designed to examine the impact of its orders on small businesses such as rural carriers. The court sent the FCC's Order back to the FCC with directions to prepare a final regulatory flexibility analysis showing the impact of its Order on small carriers and their customers, and until that analysis is complete, the court stayed the effect of the Order solely as it applied to those carriers that qualified as small entities under the regulatory flexibility analysis. Under that analysis, a wireline telecommunications carrier with 1,500 or fewer employees is defined as a small entity. The IUB subsequently reported that the court ruling would suspend LNP implementation in Iowa until further notice from the FCC.

While Breda anticipates that number portability implementation in Iowa is merely delayed until after the regulatory flexibility analysis is prepared, it has stopped all number portability compliance work. Breda estimates its cost to complete the remaining translation and routing work to become number portability compliant is less than $10,000. BTC, Inc. already has the hardware and software capabilities and is able to port customer telephone numbers.

The Communications Assistance For Law Enforcement Act was passed in 1994 and sets forth the assistance capabilities that telecommunications carriers need to maintain so that they can support law enforcement in the conduct of lawfully authorized electronic surveillance. Breda, Prairie Telephone and Westside Independent have been granted various extensions from time to time for compliance with the various requirements of the Act. Breda received notification from the FBI on September 16, 2004 that the FBI would grant Breda, Prairie Telephone and Westside Independent another extension until June 30, 2006 for certain of the remaining deployment schedules under the Act. The FCC decides whether or not to grant any such extension, but Breda anticipates that the FCC will follow the FBI's approach. As of the time of the preparation of this annual report, however, Breda has received no further documentation from the FCC. BTC, Inc. receives its switching services from Breda, and BTC, Inc. is covered under the deployment schedule (including any extensions of the schedule) for Breda's switch.

On March 1, 2005, Breda's board of directors authorized Prairie Telephone's purchase of 5,000 units of Bug Tussel Wireless, L.L.C. Bug Tussel Wireless, L.L.C. is located in Green Bay, Wisconsin, and its operating plan involves erecting tower sites for wireless services. Prairie Telephone's investment of $200,000 was made in March 2005, and Prairie Telephone currently owns 7.87% of the issued and outstanding units of Bug Tussel Wireless, L.L.C. This investment will be accounted for using the equity method of accounting.

Some of the cellular ventures in which Breda, Prairie Telephone and Westside Independent have invested provide cellular services in the telephone exchange areas serviced by them and by BTC, Inc. Cellular services are competitive with the telephone services provided by Breda, Prairie

Telephone, Westside Independent and BTC, Inc. Breda does not believe, however, that investments in cellular ventures are inconsistent or in conflict with Breda's, Prairie Telephone's, Westside Independent's or BTC, Inc.'s overall business, in particular because Breda also believes those investments are one method of attempting to diversify across the various telecommunications technologies which were available at the time of the preparation of this annual report.

The cellular ventures in which Breda, Prairie Telephone and Westside Independent have invested continue to face ever increasing and changing competition in providing cellular services and equipment from the various competitors offering cellular and personal communication services.

Revenues are also generated from sales of cellular phones and related service packages which are made pursuant to Breda's June 1, 1999 agency agreement with U.S. Cellular. The agreement allows Breda to sell cellular phones and related packages to the public, and Breda receives commissions on those sales. Breda and U.S. Cellular have been attempting to negotiate a new agreement since approximately May of 2001. U.S. Cellular has provided Breda with at least two proposed new agreements, but Breda did not execute either of those agreements because Breda had serious concerns about the agreements, including that Breda would receive lower commissions under the new agreements. Although it is likely that some form of new agreement will need to be entered into with U.S. Cellular at some point, Breda's position is that it is continuing to operate under its June 1, 1999 agency agreement with U.S. Cellular. The agency agreement provides that it automatically renews for a period of one year on each June 1, unless either Breda or U.S. Cellular gives the other written notice of nonrenewal at least thirty days before the end of the current one year term, but subject to immediate termination if there is a material breach of the agency agreement. As indicated above, Breda anticipates that a new agency agreement will need to be entered into with U.S. Cellular at some point. Breda is hopeful, however, that any new agreement will, at worst, have a neutral impact on Breda's cellular commissions revenue.

Breda's sub-agent for U.S. Cellular Services terminated its contractual arrangement with Breda on September 17, 2004. Breda presently has no plans to recruit a new sub-agent because Breda already has two retail outlets in the Carroll, Iowa market that was served by this sub-agent. The two retail outlets are located at Breda's and BTC, Inc.'s office in Carroll, Iowa and the Wal-Mart Store in Carroll, Iowa.

Breda, Prairie Telephone, Westside Independent and BTC, Inc. also sell and lease telephone, cellular and related equipment. They face competition in this area because there are numerous competitors who sell and lease that equipment.

Breda, Prairie Telephone and Westside Independent also experience competition in providing billing and collection services to long distance carriers. The competition is from third parties who provide similar services. Some long distance carriers are also now providing their own billing and collection services, rather than contracting for those services with others like Breda, Prairie Telephone and Westside Independent.

Directory advertising is also now subject to competition because the Telecommunications Act of 1996 prohibits Breda, Prairie Telephone, Westside Independent and BTC, Inc. from requiring exclusive listings in their phone books.

The competition in most of the areas mentioned in the preceding paragraphs centers primarily around cost, service and experience.

Broadcast Services.

Tele-Services owns and operates the cable television systems in the following eighteen Iowa towns:

              o    Arcadia       o    Grand Junction        o    Riverton
              o    Auburn        o    Hamburg               o    Sidney
              o    Bayard        o    Lohrville             o    Tabor
              o    Breda         o    Malvern               o    Thurman
              o    Churdan       o    Neola                 o    Treynor
              o    Farragut      o    Oakland               o    Westside

Tele-Services also owns and operates the cable television system for the town of Beaver Lake, Nebraska.

As of December 31, 2004, Tele-Services was providing cable television services to approximately 2,665 subscribers. Tele-Services was providing cable television services to approximately 2,858 subscribers as of December 31, 2003.

Tele-Services derives its principal revenues from the monthly fees which are charged to its cable subscribers for basic and premium cable services provided to those subscribers.

Tele-Services provides cable services to each of the towns pursuant to franchises or agreements with each of those towns. Those various franchises or agreements will expire by their terms in the following months:

        o     Arcadia - August, 2009             o    Malvern - October, 2016
        o     Auburn - January, 2009             o    Neola - September, 2005
        o     Bayard - May, 2008                 o    Riverton - June, 2013
        o     Beaver Lake - December, 2006       o    Oakland - November, 2009
        o     Breda - Year-to-Year Basis         o    Sidney - October, 2010
        o     Churdan - June, 2008               o    Tabor - September, 2016
        o     Farragut - January, 2008           o    Thurman - December, 2015
        o     Grand Junction - May, 2008         o    Treynor - October, 2020
        o     Hamburg - Year-to-Year Basis       o    Westside - June, 2009
        o     Lohrville - March, 2008

Tele-Services does not anticipate that any of its franchises or agreements will be terminated before the above normal expiration dates. Tele-Services also hopes to be able to renew or extend the franchises or agreements before they expire, but no assurance can be given that any franchises or agreements can or will be renewed or extended.

The termination of a franchise or agreement would allow that town to deny Tele-Services access to its cables for maintenance and services purposes, which would create difficulties for Tele-Services in properly serving its subscribers and providing cable services to that town.

The franchises or agreements with the towns require the giving of notice to the towns before Tele-Services can change their cable services rates, and some of those franchises or agreements may require the approval of the town for any increases in those rates. Although Tele-Services does not anticipate any material difficulties with any future proposed rate increases, there is no guarantee that future proposed increases can be implemented in any of the towns.

Tele-Services did implement rate increases in 2004 as part of Tele-Services' adding various channels to its line-up in 14 of the 19 communities that are served by Tele-Services. The channel additions were completed in 11 communities by May 1, 2004, and by June 30, 2004 for the remaining 3 communities which received the additional channels. The rate increases were implemented effective May 1, 2004 in the communities which were receiving the additional channels by that date, and the rate increases were implemented on July 1, 2004 for the communities which received the channel additions in May and June of 2004. Local channels were also added in six of the communities served by Tele-Services.

Tele-Services' franchises or agreements with the towns do not grant Tele-Services the exclusive right to provide cable services in the towns, and other cable service providers can provide cable services in the towns. There currently are not, however, any other cable service providers in any of the towns. Although difficult to predict, Tele-Services currently does not contemplate any cable services competitor coming into the towns given, among other things, the smaller size of the towns.

Tele-Services does face competition in other forms. For example, Tele-Services experiences strong competition from wireless and satellite dish providers, and that competition has been increasing in recent years. The FCC began to allow satellite dish providers to provide local channels in 1999. This fact has had an adverse effect on Tele-Services because its ability to provide local channels was, in the past, one reason subscribers might choose Tele-Services' cable services over a satellite dish. Other rulings and decisions by the FCC are possible, and may provide satellite dish or other providers with equal or greater advantages than Tele-Services can offer to its subscribers, which could have further adverse effects on Tele-Services' business. The telecommunications and cable industry are also continually changing, and technological advances may provide Tele-Services subscribers with other options. For example, Iowa Network Services is offering cable services in Iowa over existing telephone lines, and it is estimated that up to 70 independent telephone companies in mostly rural Iowa will be able to offer cable television programming over their telephone lines by 2005. This option, and others which might arise through other changes or advancements in technology, could have material adverse effects on Tele-Services in the future.

Another issue faced by Tele-Services is the declining population base in the small rural communities served by Tele-Services, which results in a lower potential customer base for Tele-Services.

Tele-Services is also faced with the need to upgrade its plant, equipment and cables in order to add more channel lineups so that it can stay competitive and continue to be able to obtain programming licenses. As noted above, Tele-Services did add additional channels to its line-up in 2004, which required Tele-Services to upgrade some of its cable TV systems and install additional equipment and electronics. Those upgrades and installations were completed during the second quarter of 2004. Tele-Services also combined the head-ends on two of its systems into one head-end during the first quarter of 2004, which has allowed three communities to be served by one head-end, and for those three communities to receive local channel services. Tele-Services is continuing to evaluate the possibility of other head-end combinations. The primary goal of Tele-Services in consolidating its head-end equipment is for the equipment to be able to serve two or more communities, instead of just one community, with the intended result of lower maintenance costs for the equipment. The cost of Tele-Services upgrades in 2004 was approximately $100,100, and is estimated to be approximately $205,200 for 2005.

Tele-Services is regulated by the FCC. The rules and regulations of the FCC primarily relate to general operational and technical issues, and they do not affect rates or expansions of service areas. As discussed above, Tele-Services' cable services are also regulated in the sense that those services are provided pursuant to franchises or agreements with each of the towns in which Tele-Services currently provides cable services.

Internet Service Provider.

BTC, Inc. provides dial-up and high speed internet access services to its customers and to customers of Breda, Prairie Telephone and Westside Independent. BTC, Inc. was providing internet access to approximately 1,837 subscribers as of December 31, 2004. Of that amount, approximately 1,211 were subscribers from BTC, Inc.'s Carroll, Iowa market area. BTC, Inc. was providing internet access services to approximately 2,026 subscribers as of December 31, 2003, with approximately 1,434 of those subscribers being from BTC, Inc.'s Carroll, Iowa market area. The area served by BTC is currently limited to Carroll, Iowa and various communities surrounding Carroll, Iowa.

Breda, Prairie Telephone, Westside Independent and BTC, Inc. continue to face ever increasing competition in providing dial-up and high speed internet access. For example, Breda has been experiencing price-point competition for Internet services from Iowa Telecom in three communities since the late fourth quarter 2000, and Breda has lost Internet customers in those three communities. BTC, Inc. is experiencing intense pricing and free services competition in providing internet access in its Carroll, Iowa market. There are at least five competitors in this relatively small market area, and BTC, Inc. experienced a 19.2% decrease in its dial-up customer base in this market during the calendar year 2004. BTC, Inc. had experienced a 18.9% decrease in its dial-up customer base in the Carroll, Iowa market area in 2003, and a 15.5% decrease in 2002.

Breda continues to investigate new technology and product offerings in the Internet field that it can provide to its customers, or that could be considered value-added features to its already existing product. For example, Breda began offering a dial-up accelerator product in June 2004, which allows Internet service providers, such as BTC, Inc., to deliver data services over their existing dial-up and wireless networks at up to six times the normal speed. This type of service would be considered an upgrade from dial-up, but not a replacement for the high speed Internet service. Based on the initial customer demand for this service, Breda anticipates that there will be good future demand for this product from its dial-up customers.

Breda also entered into a marketing and distribution agreement with the National Rural Telecommunications Cooperative ("NRTC") on May 13, 2004, for the distribution of satellite and high speed Internet service. One reason Breda entered into this agreement was so that Breda would have a means to provide high speed Internet service to its rural customers, who may otherwise lack the opportunity to obtain high speed Internet service through existing broadband options, such as cable modem, DSL, and wireless, because of distance and location factors. NRTC has a master distribution agreement with WildBlue Communications, Inc., through which NRTC has obtained rights to market, promote, sell and distribute satellite-based Internet access services and related products to end users in the continental United States, including through NRTC's eligible members, such as Breda. Breda also entered into an agreement with DIRECTV, Inc. to offer direct broadcast satellite service (video) in conjunction with its satellite Internet service. The Anik F2 satellite was launched by August 30, 2004, and WildBlue is testing its gateways. Breda anticipates that all testing will be completed in its gateway by May 1, 2005, and that Breda will be able to provide this service to its customers on or about May 15, 2005.

Breda still believes, however, that it will need to continue to pursue new marketing approaches in order to attempt to retain and increase its Internet customer base, and that there will be continuing competitive pressures to lower dial-up rates and to provide higher speed Internet access.

Breda expects the overall potential customer base for Internet access to continue to increase, but it is becoming more difficult to predict if Breda or its subsidiaries will experience any increases in their Internet customer base given the increasingly competitive pressures in this area. It is also possible that Breda and its subsidiaries might continue to experience declines in their Internet customer base. Also, as noted above, competitive pressures regarding pricing may lead to little or no growth, or even declines, in Internet service revenues, even if Breda is successful in increasing its Internet customer base.

Miscellaneous Business.

Breda and some of its subsidiaries are also engaged in other miscellaneous businesses.

For example, in March of 1999, Prairie Telephone acquired spectrum for providing personal communications services in the Yale telephone exchange area. Spectrum is bandwidth allocated by the FCC which can be used in the transmission of voice, data and television communication.

Prairie Telephone is also one of the members of Guthrie Group, L.L.C. Guthrie Group, L.L.C. has acquired spectrum for some telephone exchange areas located in Guthrie County, Iowa.

Breda also acquired spectrum in 1999 for providing personal communications services in the Breda and Lidderdale exchange areas. Breda is a member of Carroll County Wireless, L.L.C., and Breda later sold that spectrum to Carroll County Wireless, L.L.C., at Breda's cost. The two other telephone companies who are members of Carroll County Wireless, L.L.C. also sold their respective personal communications services licenses to Carroll County Wireless, L.L.C. at their cost. Carroll County Wireless, L.L.C. also acquired other personal communications services licenses for various areas in Carroll County, Iowa, and Carroll County Wireless, L.L.C. currently holds personal communications services licenses for nearly all of Carroll County, Iowa.

Both Breda and Prairie Telephone obtained their personal communications services spectrum from Iowa Wireless, which was formed by Western Wireless Corporation and Iowa Network Services, Inc. The original Participation Agreement called for Iowa Wireless, which changed its name to i wireless in early 2004, to disaggregate/partition and sell to the individual equity holders of Iowa Network Services, Inc. up to ten MHz in certain defined areas. A separate Spectrum Partitioning Agreement required i wireless and the spectrum acquiring telcos, such as Breda and Prairie Telephone, to construct facilities by June 23, 2000 to serve with a signal level sufficient to provide adequate service to at least one-third of the total population of the Des Moines Major Trading Area covering the combined A Block spectrum licensed service areas of Iowa Wireless, Western PCS 1 Corporation and the participating telcos. Build-out provisions in the agreement also required that two-thirds of the total population of the Des Moines Majoring Area covering the same combined service areas of Iowa Wireless, Western PCS 1 and the telcos have a signal level sufficient to provide adequate service by June 23, 2005.

The members of both Carroll County Wireless, L.L.C. and Guthrie Group, L.L.C. have recently authorized the funding to erect their first tower in their respective service areas in order to meet the June 23, 2005 deadline. Prairie Telephone paid its proportionate share of the first Guthrie Group L.L.C. capital call, which was $50,000, in February 2005. Breda also paid its proportionate share of the first Carroll County Wireless, L.L.C. capital call, which was $30,000, in February 2005.

Breda, Prairie Telephone, Westside Independent and BTC, Inc. do not currently own spectrum for all of the telephone exchange service areas serviced by them, and there is no guarantee that they will be able to acquire spectrum for all of those areas. Also, Breda, Prairie Telephone, Westside Independent and BTC, Inc. will face competition in providing personal communications services because no exclusive rights can be acquired with respect to that technology.

Prairie Telephone became a 10% owner of Desktop Media, L.L.C. on May 2, 2001. At that time, Breda received its help desk services for Breda's Internet customers from Desktop Media, L.L.C. Breda now uses Caleris, Inc. to provide its help desk services. Prairie Telephone also loaned $500,000 to Desktop Media, L.L.C. on May 2, 2001, and advanced an additional $45,307 on June 9, 2004 to fund operational expenses until service revenues were collected. On September 17, 2003, Prairie Telephone signed a principal deferral agreement with Desktop Media, L.L.C.

which deferred the principal payments due in the months of September through December 2003, and which also provided that Prairie Telephone's ownership in Desktop Media, L.L.C. would be increased from 10% to 17% if at any time in the year 2004 Desktop Media, L.L.C. was not able to generate a minimum sustainable monthly profit of $36,000, or was unable to make a regularly scheduled principal payment. Both of these stipulations were not met in the first quarter of 2004, and Prairie Telephone accordingly acquired an additional 7% ownership of Desktop Media, L.L.C.

The outstanding balance on Prairie Telephone's loans to Desktop Media, L.L.C. as of December 31, 2004, was $444,974. Prairie Telephone authorized the initiation of a default process against Desktop Media, L.L.C. in February 2005, and Prairie Telephone, along with the other two lenders, are proceeding with this legal action. Prairie Telephone does not know at this time if it will be able to recover all of the monies due on the loans.

Revenues may also arise from investments in other entities which provide cellular phone services or which invest in other cellular phone or telecommunications ventures. For example, Prairie Telephone currently owns approximately 10.28% of RSA #1, Ltd. and approximately 7.07% of RSA #7, Ltd. Those entities are Iowa limited partnerships which provide cellular services in rural areas in central and southern Iowa.

Prairie Telephone also owns .67% of Iowa Network Services' outstanding stock. Westside Independent owns .45% of Iowa Network Services' outstanding stock.

Breda is an investor in RSA #9, Ltd. and West Iowa Cellular, Inc. Westside Independent is also an investor in West Iowa Cellular, Inc. West Iowa Cellular, Inc. and RSA #9, Ltd. provide cellular services in rural areas in southern and central Iowa.

Breda also owns 17.4229% of the membership interests in Alpine Communications, L.C., which provides telecommunications exchange and local access services, long distance service, and cable television service in service areas located primarily in Clayton County in northeastern Iowa. Alpine Communications sold its consulting division to Iowa Telecom during 2003, and moved its corporate headquarters from Des Moines, Iowa to its facilities in Clayton County, Iowa.

Breda's share of the earnings or losses of some of these investments is reported on Breda's income statement on the equity basis. Some of the investments may be a source of cash flow for Breda, Prairie Telephone and Westside Independent through distributions which may be made by the entities. Breda, Prairie
Telephone and Westside Independent do not, however, control any distribution decisions for any of those entities, so no distributions are ever guaranteed, and the timing and amount of any distributions will likely vary greatly from year to year.

Breda receives a nominal annual fee from Alpine Communications, L.C. in consideration for Breda's chief operations officer serving as an officer of the management committee of Alpine Communications, L.C.

The value of Breda's, Prairie Telephone's and Westside Independent's investments in the above entities and of their other investments may vary significantly from year to year. They may also face difficulties in realizing upon some of their investments because there is no public or other active market for those investments and because some of the entities in which they have invested have agreements in place which place limitations or restrictions on their ability to transfer their ownership interests in those entities to third parties. Some of those limitations and restrictions are in the form of a right of first refusal under which the entity is given the right to match any offer received by Breda, Prairie Telephone or Westside Independent.

Breda, Prairie Telephone and Westside Independent each own 10,000 shares of common stock in NECA Services, Inc. ("NSI"), which is a for-profit corporation that was organized to carry on and expand various business opportunities which may from time to time be presented to the National Exchange Carrier Association, Inc. ("NECA"). NSI's officers are also the officers of NECA, and they have experience in the telecommunications industry. It is currently contemplated that non-regulated business opportunities will be conducted by NSI so that NECA can concentrate on its traditional core tariff and pooling services. For example, the NECA board has authorized the assignment of certain National Exchange
Carrier Association contracts to NSI, which include the contract with the Universal Service Administrative Company for support of the federal schools and libraries and rural health care universal service programs.

There  is no  assurance  that  any  of  Breda,  Prairie  Telephone  or  Westside
Independent will ever receive any returns on or other value from their investment in NSI, whether by distributions or increases in the value of NSI's common stock. The board of directors of NSI did, however, declare a $.50 per share dividend in 2003 and a $.75 per share dividend in 2004.

There are substantial restrictions imposed upon the ability to transfer shares in NSI, all of which potentially adversely affect the value and marketability of the NSI stock.

Breda and its subsidiaries also have various other miscellaneous investments. Some of those investments are described in the financial statements included at the end of this annual report.

Neither Breda nor any of its subsidiaries engage in any material research and development activities.

Service Marks.

Breda has registered the mark "W.I.N. Western Iowa Networks" with the United States Patent and Trademark Office, and Breda and its subsidiaries have all conducted their businesses under the names "W.I.N." or "Western Iowa Networks" since the second quarter of 2001. Breda hopes the use of the mark and logos will create an integrated, unified marketing approach for all of the products and services of Breda and its subsidiaries and will increase awareness of those products and services.

Employees.

As of December 31, 2004, Breda had 35 full time employees, and no part time employees. Breda employs all of those employees, but the employees also provide the labor and services for Prairie Telephone, Westside Independent, Tele-Services and BTC, Inc. The salaries and other costs and expenses of the employees are allocated among Breda and its subsidiaries based on time sheet allocations. There currently are not any collective bargaining or other labor agreements with any of Breda's employees, and only two of Breda's employees have written employment agreements. Those employment agreements are with the chief operations officer and the chief financial officer of Breda. Breda may utilize part-time employees on an as needed basis.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview.

This section of this annual report should be read in conjunction with the DESCRIPTION OF BUSINESS section of this annual report and with the financial statements and related notes found at the end of this annual report.

Breda organizes its business into three reportable segments. Those segments are local exchange carrier services, broadcast services, and Internet service provider services. Breda has organized its business into those segments because the segments are each strategic business units that are managed separately and that offer different products and services in different regulatory environments.

The local exchange carrier services segment provides telephone, data services, and other services to customers in the local exchanges served by Breda and its telephone subsidiaries. Breda has offered local exchange carrier services in the Carroll, Iowa market area since October, 2003, through BTC, Inc. Breda also provides long distance services to its customers in the local exchanges served by Breda and its subsidiaries. The broadcast services segment provides cable television services to customers in a total of eighteen towns in Iowa and one town in Nebraska. The Internet service provider services segment provides Internet access to customers in the local exchanges and the surrounding areas and in the Carroll, Iowa market area through BTC, Inc.

The segments in which Breda and its subsidiaries operate are as follows:

         Local Exchange Carrier
                  Breda
                  Prairie Telephone
                  Westside Independent
                  BTC, Inc.

         Broadcast Services
                  Tele-Services

         Internet Service Provider
                  BTC, Inc.

BTC, Inc. is a subsidiary of Prairie Telephone. BTC, Inc. provides Internet services to its customers and to the customers of Breda, Prairie Telephone and Westside Independent who subscribe for Internet services. As noted above, BTC, Inc. is also a local exchange carrier providing local and long distance telephone services to customers in the Carroll, Iowa market area, where Qwest is the incumbent local exchange carrier.

Breda and its subsidiaries all conduct business under the names "W.I.N." or "Western Iowa Networks".

Breda's primary source of consolidated revenues is from the telephone services provided by Breda, Prairie Telephone, Westside Independent and BTC, Inc. The operating revenues from telephone services are primarily derived from the following types of fees and charges:

            o Flat monthly fees charged to subscribers for basic local telephone services. As of March 1, 2005, those fees varied from approximately $11.50 to $35.00 per month. The monthly fee is higher for subscribers who elect to have additional services and features, such as custom features.

            o Access charge revenues payable by long distance carriers for intrastate and interstate exchange services provided to those long distance carriers. Access charge rates may be at a flat or fixed rate or may depend upon usage.

                  The access charge rate payable to telephone companies like Breda, Prairie Telephone, Westside Independent and BTC, Inc. which utilize the "average schedule" basis for receiving inter-state access charge revenues, is currently based on, among other things, the number of miles of their cable over which they transfer long distance calls made by their subscribers. Breda's total access charge revenues had been increasing in past years, and that trend continued in 2004 due to traffic routing changes and because BTC, Inc. began to offer local phone service in the Carroll, Iowa market in October 2003. Customers that moved their service from the incumbent local carrier to BTC, Inc. also usually selected Breda's long distance service, which has increased the overall number of customers utilizing Breda's network to make long distance calls. The increased customer count has increased the overall minutes of use for long distance calls, which has increased Breda's access revenue. Breda has, however, seen some decrease in its minutes of use because of competition from wireless carriers offering calling plans with such features as unlimited nights and weekend calls. Those types of features lead customers having both wireless and wireline service to use their wireless calling plans to make long distance calls, which results in less traffic being carried over the wireline networks. Also, the IUB has ruled that wireless traffic is considered local traffic, so the wireless carriers are not entering into interconnection agreements with the wireline carriers for use of their networks. The wireline carriers, such as Breda, accordingly receive less traffic over their networks, and received no payment for the traffic that the wireless carriers routed over the wireline networks from April 1999 until May 2004, when, as noted later in this annual report, Breda negotiated reciprocal transport and termination agreements with some of the wireless carriers. Breda is not able to quantify the dollars that Breda and its subsidiaries did not receive for wireless traffic over that period of time.

                  As indicated above, Breda, Prairie Telephone and Westside Independent utilize the "average schedule" basis for receiving inter-state access charge revenues. This is the approach taken by most smaller telephone companies. Another approach available for receiving access charge revenues is the "cost" approach. Telephone companies make filings with the FCC, which set forth their costs of providing long distance services. Under the average schedule approach, access charge rates are based upon, in general, the average of all of those costs across a sample of telephone companies and certain other factors intended to take into account the size of the particular telephone company in question.

                  As noted previously in this annual report, access charge revenues constitute a substantial part of Breda's consolidated revenues, and the regulation of access charge rates by the FCC and the IUB creates a material risk to Breda and its subsidiaries.

                  The FCC issued a press release on February 10, 2005, in which the FCC announced its plan to replace the current intercarrier compensation system. The current intercarrier compensation system distinguishes between different types of carriers and services, such as local and long-distance or wireless and wireline, and the FCC's press release indicated that the FCC plans to replace the current system with a unified intercarrier compensation system. It is Breda's understanding that the FCC plans to initiate a rule making proceeding to consider this matter and that the questions that the FCC will examine may include the effect that any change in the compensation system will have on consumers and the universal service fund. The FCC has indicated that it will be particularly receptive to any plans that offer expanded choices and lower rates to rural consumers.

                  It is also Breda's understanding that the FCC will use the rule making proceeding to seek comment on the following seven plans which have been proposed or supported by various participants in the industry:

                        o Intercarrier Compensation Forum, which represents nine carriers. This plan would reduce most per minute termination rates to zero over a six year period of time.

                        o Alliance for Rational Intercarrier Compensation, which represents certain small rural providers which are serving high-cost areas. This plan would unify per-minute rates at a level based on a carrier's embedded costs.

                        o Expanded Portland Group, which is comprised of certain small and mid-size rural local exchange carriers. This plan includes two phases which would eventually convert per-minute intercarrier charges to capacity-based charges.

                        o Cost-based Intercarrier Compensation Coalition, which represents certain competitive local exchange carriers. This plan would create a cost-based termination rate in each geographic area for all types of traffic.

                        o     Home Telephone Company and PBT Telecon.  This plan
                              would    replace   the    current    system   with
                              connection-based intercarrier charges.

                        o     Western   Wireless.   This   plan   would   reduce
                              intercarrier charges in equal steps over four years to bill-and-keep arrangements.

                        o     National  Association  of State  Utility  Consumer
                              Advocates.   This  plan   would   reduce   certain
                              intercarrier rate levels over a five year period.

                  It is contemplated that the FCC may also consider and request comments on a plan that is being drafted by the National Association of Regulatory Utility Commissioners. Breda
                  understands that the plan being drafted by the National Association of Regulatory Utility Commissioners will attempt to blend together the various proposed plans for intercarrier compensation reform that have already been presented to the FCC. It is also Breda's understanding that the Iowa Telecommunications Association and the Rural Iowa Independent Telephone Association are working with the National Association of Regulatory Utility Commissioners to attempt to avoid any drastic reduction in access charges.

                  Breda cannot predict at this time which proposal may be viewed more favorably by the FCC, when the FCC may commence formal rule making proceedings regarding the proposals or how long the rule making process might take. Breda does believe, however, that changes in interstate access charge rates may occur, and that if any of the plans known today are adopted, as currently proposed, there will be substantial reductions in Breda's access revenues. Since access charge revenues constitute a substantial portion of Breda's total consolidated revenues, this is an area of material risk to Breda and its subsidiaries.

                  Breda and its subsidiaries are also subject to risk regarding changes in intrastate access charge rates because concerns have been raised by the Iowa legislature and the IUB regarding intrastate rates, and whether alternative intrastate intercarrier compensation mechanisms should be investigated. A joint task force comprised of representatives from the Iowa Telecommunications Association and the Rural Iowa

                  Independent Telephone Association was formed in the spring of 2003 to compile data from local telephone companies, which data was to be used to document and study the cost of access and to make recommendations regarding Iowa access rates. Two industry consulting firms were involved with this task force, and the committee looked not only at the justification of the present intrastate access rates received by local telephone companies, but also at other revenue recovery alternatives. The joint task force completed its initial study in May, 2004 and found that the overall results showed costs both higher and lower than the current intrastate access rates, and that the cost per minute for intrastate access fell within a range of $.02 to $.16. The task force is continuing to study the impact of the facts that the results did not include data from 38 Iowa companies, and that declining minutes of use will increase the average cost. The joint task force has been holding regional meetings and conferences to educate and present its information to the members of the Iowa Telecommunications Association and the Rural Iowa Independent Telephone Association members on the issues and elements of their recommendation.

                  Breda does not believe that any increase in intrastate access rates will be recommended by the task force and that, at best, intrastate access rates will stay the same. It is also possible, however, that intrastate access rates will be lowered, and that if that occurs, it will have a negative impact on Breda's and its subsidiaries' operating income. Breda does not believe, however, that it is possible to predict at this time whether intrastate access rates will be lowered, or if intrastate access rates are lowered, the amount of the decrease in those rates. It is therefore uncertain at this time whether this issue will result in an adverse effect on Breda's operating income. Breda does, however, anticipate continuing pressure for the lowering of intrastate access charge rates.

                  Another revenue recovery issue present in the industry since April 1999 has been the nonpayment of access revenue by wireless carriers on traffic originating and terminating within the same major trading area (intraMTA). Breda and other local exchange carriers have not received payment for the termination of this wireless traffic over their networks to the end user. A joint task force of industry representatives and the Iowa Telecommunications Association had been working since the spring of 2003 to negotiate with wireless carriers on this issue. In late April 2004, the ITA Wireless Termination negotiating committee was successful in reaching an agreement with four wireless carriers - U.S. Cellular, Verizon Wireless, Sprint PCA and Midwest Wireless. The intent of the joint task force had been that any independent telephone company who wished to participate in the negotiated wireless termination agreements with one of these carriers could "opt in" to one of the wireless termination agreements already on file at the IUB. In July 2004, the negotiating committee learned that the wireless carriers had rejected the idea of allowing independent phone companies to "opt in" to one of the wireless termination agreements already on file at the IUB. The latter fact meant that any independent telephone company that wished to participate in the wireless termination agreements with Midwest Wireless, Verizon, US Cellular and Sprint needed to execute their own separate agreement with each wireless carrier. The ITA Wireless Termination negotiating committee continued its efforts to pursue past compensation from the wireless carriers for minutes from April 1999 to March 31, 2004, and also continued its attempts to convince the remaining wireless carriers, including AT&T and Nextel, to sign the "model" agreement. I Wireless agreed to be bound by the model agreement in January 2005.

                  On August 6, 2004, the board of directors of the Rural Iowa Independent Telephone Association approved the filing of a model wireless termination tariff, and the tariff was filed with the IUB on August 10, 2004. If the tariff would have been approved by the IUB, it would have given independent local telephone companies another option in resolving the wireless terminating traffic issue because the companies would have been able to choose to adopt the tariff or to enter into the model wireless termination agreement. The tariff would also have provided authority for billing the wireless service providers that did not sign an agreement but continued to terminate traffic on an independent telephone company's network. The tariff would have specified that the traffic covered by the tariff was subject to a service establishment charge and a per minute of use charge. The tariff would have also provided billing information, allowed verification of the information, and discontinuance of service if the wireless company failed to pay as required under the tariff.

                  On August 31, 2004, the Iowa Telecom Association filed a Petition for Arbitration with the IUB seeking compensation for terminating wireless traffic from 1999 to May 2004 from US Cellular, Verizon and Sprint PCS. The Iowa Telecon Association had calculated the total amount of identified wireless traffic for the entire Iowa independent industry at approximately $6.5 million. On September 15, 2004, the wireless carriers filed their responses to the Petition, including a denial that they owed anything, and a claim that the IUB had no jurisdiction over the matter.

                  On November 19, 2004 the IUB dismissed the Petition filed by the Iowa Telecon Association on the basis that the IUB had no jurisdiction over the matter. On December 9, 2004, the Iowa Telecon Association filed an application for rehearing, but the application for rehearing was denied by the IUB on January 6, 2005.

                  In late February 2005, the FCC issued a Declaratory Ruling and Order in an attempt to clarify some of the intercarrier compensation disputes surrounding wireless terminating traffic. Under the Order, existing tariffs would not be illegal and collections under those tariffs could be retained by rural independent telephone companies, but new tariffs would no longer be valid and companies would need to reach negotiated agreements to exchange the traffic.

                  Because of the above regulatory activities, Breda began negotiations with the five wireless carriers who had adopted the ITA Model Wireless Termination Agreement, and by late January 2005 had signed agreements with Sprint, US Cellular, i-wireless and Midwest Wireless for each of Breda, Prairie Telephone, Westside Independent and BTC, Inc. The agreements with Sprint, US Cellular and i-wireless became effective as of May 1, 2004, and the Midwest Wireless agreement became effective January 27, 2005. Breda continues to negotiate with Verizon, and anticipates that an agreement will be signed with Verizon for each Breda, Prairie Telephone and Westside Independent within 30 days. Verizon will not sign a Wireless Termination Agreement with BTC, Inc. since it is a competitive local exchange carrier.

                  The agreements generally provide for compensation on only a going forward basis. The agreements provide for significantly less revenue per minute, and are reciprocal compensation agreements, which means generally that each of the two carriers receives compensation from the other carrier for the transport and termination on each carrier's network facilities of IntraMTA telecommunications traffic that originates on the network facilities of the other carrier.

            o Revenue from the sale and lease of customer premises telephone equipment and other similar items and other miscellaneous customer services, such as custom calling services. Since the completion of the upgrading of their telephone switches in 1998 and 1999, Breda, Prairie Telephone and Westside Independent have had the capability and are offering many more custom calling features to their subscribers. BTC, Inc. also offers custom calling features to its subscribers. Revenues from custom calling features are not, however, a material source of revenue.

            o Fees from long distance providers for billing and collection services for long distance calls made by subscribers. Breda, Prairie Telephone and Westside Independent have been experiencing increased competition in this area over the past three years. Their competitors include other third parties providing these services, and competition from the long distance providers themselves since some providers have decided to handle their own billing and collection. Breda may at some point make a determination to stop providing billing and collection services for other carriers.

            o Fees from per minute rate plans and calling plan fees on long distance calls made by subscribers of Breda, Prairie Telephone, Westside Independent and BTC, Inc. Breda experienced a 44.5% increase in its long distance customer base from December of 2002 to December of 2003, and a 50.7% increase from December of 2003 to December of 2004.

            o Breda, Prairie Telephone, Westside Independent and BTC, Inc. each generate revenues from providing Internet access and from sales and leases of other equipment and facilities for private line data transmission, such as local area networks, virtual private networks and wide area networks. They are, however, experiencing intense services and pricing competition in providing Internet access.

Breda's other primary source of consolidated revenue is generated from Tele-Services' cable business. Tele-Services' operating revenues are generated primarily from monthly fees for basic and premium cable services provided to its cable subscribers. Tele-Services' main competition at the time of the preparation of this annual report was from satellite dish providers. The FCC has allowed satellite dish providers to provide local channels since 1999. This fact has had an adverse effect on Tele-Services because its ability to provide local channels was, in the past, one reason subscribers might choose Tele-Services' cable services over a satellite dish. Other rulings and decisions by the FCC are possible, and may provide satellite dish or other providers with equal or greater advantages than Tele-Services can offer to its subscribers, which could result in further adverse effects on Tele-Services' business. The telecommunications and cable industries are also continually changing, and technological advances may provide Tele-Services' subscribers with other options, which could have material adverse effects on Tele-Services. Tele-Services is also faced with a declining population base in its service areas, which results in a lower potential customer base.

Another issue faced by Tele-Services is that the companies which provide programming licensing to cable services providers are requiring the cable services providers to include particular channels on their systems as a condition of receiving a programming license. Tele-Services anticipates that it will continue to need to upgrade its plant, equipment and cables in order to add more channel line-ups so that it will continue to be able to obtain programming licenses and in order to stay competitive.

Other miscellaneous sources of revenue are discussed in the financial statements included at the end of this annual report.

The following table reflects, on a consolidated basis for Breda and its subsidiaries, the approximate percentage of Breda's and its subsidiaries' aggregate revenue which was derived from the three segments described above and from investments as of the close of each of the past two fiscal years:

                                             2003         2004
                                             ----         ----

      Local Exchange Carrier (1)             75.5%        78.5%
      Broadcast (2)                          14.5%        12.5%
      Internet Service Provider (3)          10.0%         9.0%
                                             ----         ----

                             Total            100%         100%

      (1) This segment includes (i) flat monthly fees charged to subscribers by Breda, Prairie Telephone, Westside Independent and BTC, Inc. for basic local telephone services, (ii) universal services funding amounts and access charges payable by long distance carriers for intrastate and interstate exchange services provided to those long distance carriers, (iii) fees from long distance providers for billing and collection services for long distance calls made by subscribers, (iv) per minute rates and calling plans rates for long distance services, and (v) monthly cellular commissions, advertising fees, and miscellaneous revenues. BTC, Inc. began providing local telephone services in October, 2003. Prior to that time, BTC, Inc. only provided long distance services and Internet services.

      (2) This segment includes monthly fees charged for basic and premium cable services.

      (3)   This segment includes monthly fees charged for Internet services.

Twelve-months ended December 31, 2004 Compared to Twelve-months ended December 31, 2003

NET INCOME

Consolidated net income for the twelve-month period ended December 31, 2004 was $1,393,675, which was a $204,169, or 17.2%, increase when compared to the $1,189,506 of consolidated net income for the twelve-month period ended December 31, 2003.

The $204,169 increase in net income resulted from the following three factors:

      1) Consolidated operating income, which is Operating Revenues less Operating Expenses, generated from the local exchange carrier segment, the broadcast services segment, and the Internet service provider segment increased $133,734, or 18.7%, for the twelve-month period ended December 31, 2004, when compared to the twelve-month period ended December 31, 2003.

      2) Other income (expense), which includes items such as interest and dividend income, income from equity investments, interest expense, and gains (losses) on the sale of investments and property, increased $193,323, or 16.3%, for the twelve-month period ended
            December 31, 2004, when compared to the twelve-month period ended December 31, 2003.

      3) Income taxes increased $84,295, or 11.9%, for the twelve-month period ended December 31, 2004, when compared to the twelve-month period ended December 31, 2003.

OPERATING REVENUES

There was an increase in total operating revenues for the twelve-month period ended December 31, 2004, when compared to the twelve-month period ended December 31, 2003, of $509,749, or 8.1%. The segments making up total operating revenues and their contributions to the $509,749 increase between the two periods are as follows: local exchange carrier services - $591,689; broadcast services - ($59,601); and Internet service provider services - ($22,339).

Local Exchange Carrier Services - $591,689

Local exchange carrier services revenue accounted for 78.5% of the operating revenue in the twelve-month period ended December 31, 2004. The components of, and their contributions to, the $591,689 increase in local exchange carrier services revenue for the twelve-months ended December 31, 2004, when compared to the twelve-months ended December 31, 2003, are as follows: local network services - $134,720; network access services - $480,170; long distance services
- $130,405; billing and collection services - ($3,771); cellular services - ($108,196); and miscellaneous - ($41,639).

Local network services increased 22.6% and network access services revenues increased 20.1% in the twelve-month period ended December 31, 2004, when compared to the twelve-month period ended December 31, 2003. The increase in local network services revenues and a portion of the increase in network access services revenues were the result of new customers in the Carroll, Iowa market area which were generated after BTC, Inc., began offering local exchange carrier services in October 2003. There was no corresponding customer base for nine of the twelve months in the twelve-month period ended December 31, 2003. Also, the remaining three months of the twelve-month period ended December 31, 2003, would reflect customer counts not comparable to the last three months of the twelve-month period December 31, 2004, because customers were added as they were converted to Breda's service during this period.

Breda also received a 24-month true-up adjustment in the amount of $148,362 from the NECA pool for the time period April 2002 through April 2004, which is reflected in the network access services revenues. The adjustment was received in May 2004 after Breda incorporated a line haul lease agreement that Breda had in place with another independent telephone provider during that time period. Breda continues to receive additional monthly line haul compensation from the NECA pool of approximately $6,000 per month because of this line haul lease arrangement, and Breda anticipates continuing to receive these revenues on a going forward basis.

Breda has had lower access revenues in both 2003 and 2004 because Qwest no longer pays access revenue for traffic originating with a wireless carrier that uses Qwest to deliver the traffic back to a number served by local exchange carriers, such as Breda, Prairie Telephone, and Westside Independent, who participate in the use of the switching and network facilities offered by Iowa Network Services.

Access charges constitute a substantial part of Breda's, Prairie Telephone's and Westside Independent's revenues, and a material risk to them arises from the regulation of access charge rates and universal service funding by the FCC. As previously noted, Breda anticipates changes in state and federal access charge rates, and that reductions in access charge rates may be likely. The universal service funds are also now being paid out to more telecommunication providers, and Breda anticipates that there may also be changes in the future on how universal service funds are disbursed.

Breda's long distance services revenue continues to grow because of the increase in its customer base for those services. Breda believes that long distance services should continue to be a growth area for Breda in 2005 as Breda continues to market this service as both a stand-alone service and as part of a package with other services, such as Internet services. There was a 125.4% increase in long distance services revenues for the twelve-month period ended December 31, 2004, when compared to the twelve-month period ended December 31, 2003. The increase is a direct reflection of the 50.7% increase in Breda's long distance customer base, which has mainly resulted from new customers in the Carroll, Iowa area taking this service as part of a bundled service package which includes local exchange service and Internet service provider services.

The $108,196, or 8.4%, decrease in cellular sales revenue for the twelve-month period ended December 31, 2004, when compared to the twelve-month period ended December 31, 2003, reflects the decreased sales from all of Breda's service locations for the twelve months ended 2004. Breda began offering two-year contracts, instead of one-year contracts, in August 2002, when U.S. Cellular revamped its commission structure to encourage two-year contracts. Breda generates retention commissions when a customer extends the term of the customer's existing cellular services contract or enters into a new contract to continue the customer's cellular services. The customers with one-year contracts expiring in 2003 continued to generate retention contracts, but those contracts and other new contracts are now on a two-year term. Breda has accordingly experienced a time gap between when customers would normally be entering new contracts if they had one-year contracts versus when they would enter into new contracts if they had two-year contracts. The change in contract length has therefore caused a delay in new contract sign-up for retentionable contracts. Customers may migrate to new contracts without penalty once they have fulfilled eighty percent of the original contract term, so the first customers obtaining two-year contracts in 2002 were eligible for new contracts beginning in May and June of 2004. Breda has seen some increase in retention contracts during the months since May 2004, and expects its retention commissions to go back to more customary levels in the coming months. Breda has, however, also experienced some saturation in its cellular market and has seen a small decrease in first-time customer contracts.

Other factors contributing to the decrease in cellular sales revenue during the twelve-month period ended December 31, 2004, when compared to the twelve-month period ended December 31, 2003, were the down time caused by the hiring and training of a new outside cellular sales person, and the change in focus to the new services offered by BTC, Inc.'s entry into the local exchange services market in Carroll, Iowa by two outside sales people, who had originally spent their sales efforts on cellular services.

Miscellaneous revenue decreased $41,639, or 13.4%, for the twelve-month period ended December 31, 2004, when compared to the twelve-month period ended December 31, 2003. Breda performed fiber installation contractual work for an outside corporation in the first quarter of 2003, which generated approximately $50,000 in miscellaneous revenue, before materials, equipment and labor costs. There was no corresponding work or revenue in the twelve-month period ended December 31, 2004. Breda also received a Qwest refund on co-location expenditures of approximately $28,229 during the second quarter of 2003. There was no corresponding entry in the twelve-month period ended December 31, 2004. Breda did, however, generate almost $15,000 of additional revenue from the sale of key systems during the twelve-month period ended December 31, 2004, when compared to the twelve-month period ended

December 31, 2003. Breda also generated more revenue from miscellaneous fiber lease rental during the twelve-month period ended December 31, 2004.

Broadcast Services ($59,601)

Broadcast services revenue decreased $59,601, or 6.6%, for the twelve-month period ended December 31, 2004, when compared to the twelve-month period ended December 31, 2003. Breda's subsidiary, Tele-Services, continues to face competition from satellite providers that can now include local channels in their package offerings. Tele-Services experienced a 7.4% decrease in its customer base when comparing the twelve-month period ended December 31, 2004, to the twelve-month period ended December 31, 2003. Another factor faced by Tele-Services is the declining population base in the small rural communities served by Tele-Services, which adversely affects Tele-Services' current and prospective customer base. Tele-Services has combined head-ends in Breda, Arcadia, and Westside in order to reduce its operating costs through consolidation of equipment and maintenance costs. Breda is continuing to explore other consolidation opportunities in the other 16 communities that are served by Tele-Services.

Tele-Services added channels in the latter part of the first quarter of 2004 in 14 of the 19 communities that are served by Tele-Services. Tele-Services finalized and implemented most of those channel additions, and the corresponding rate increases, by July 1, 2004. Local channels have been added in 6 additional communities, and Breda hopes to generate customer loyalty through this avenue of information on local community events, as well as the weather, and local news. Breda is also implementing paid advertising opportunities for businesses and individuals on the local channels in the communities that have the local channels.

Internet Services ($22,339)

Internet services revenue decreased $22,339, or 3.6%, for the twelve-month period ended December 31, 2004, when compared to the twelve-month period ended December 31, 2003. The decrease is directly attributable to the decrease in BTC, Inc.'s Internet dial-up customer service base, which decrease is the result of the intense competition by multiple suppliers in the Carroll, Iowa market area. Breda began bundling Internet services with long distance services and lowered its pricing for Internet services in 2001 in response to competitive pressures. Breda has continued with these programs in 2003 and 2004. The programs have, however, resulted in reduced Internet revenues in both 2003 and 2004 given the lower pricing by Breda for Internet services under those programs. Breda is gaining high-speed Internet customers in the Carroll, Iowa area because BTC, Inc. is offering bundled services packages that include Internet services, as well as local telephone and other communication services. While new customers subscribing for those bundled services have helped stem the decrease in Internet services revenue occurring in 2004, Breda was forced by competitive pressures to reduce its pricing on its high speed Internet services as of October 1, 2004. This price decrease is reflected in Internet services revenue during the last quarter of 2004.

OPERATING EXPENSES

There was an increase in total operating expenses of $376,015, or 6.8%, for the twelve-month period ended December 31, 2004, when compared to the twelve-month period ended December 31, 2003. The components making up operating expenses are as follows: cost of services, depreciation and amortization, and selling, general and administration expenditures.

Cost of services increased $340,762, or 12.8%, for the twelve-month period ended December 31, 2004, when compared to the twelve-month period ended December 31, 2003. The major components of the increase in cost of services resulted from increased cable TV programming costs of $22,782, decreased Internet provision costs of $168,298, increased cellular services costs of $81,984, increased long distance provisioning costs of $104,704 and increased plant related costs of $299,590. Internet provision costs decreased because Breda is no longer dependent on purchasing specialized circuits from Qwest in order to provide Internet service in the Carroll, Iowa market. As noted previously, Breda began offering local exchange carrier services in the Carroll, Iowa area through its subsidiary, BTC, Inc., in October 2003. In order to provide local exchange carrier services in the Carroll, Iowa market, Breda had to install circuits and trunks between the present independent local exchange carrier (Qwest) and Breda's switch. Breda is able to provide Internet service to the Carroll, Iowa market over those same trunks, which has significantly reduced Breda's underlying circuit cost to provide Internet services. As noted previously, Breda experienced a 125.4% increase in its long distance services revenue during the twelve month period ended December 31, 2004, when compared to the twelve month period ended December 31, 2003. Since Breda is a reseller of long distance services, its corresponding cost of purchasing those services for resale directly correlates to the increased customer base and usage for those services. Breda's cellular costs increased because of the added labor and benefit costs which were associated with managing and selling those services. Breda also experienced an increase in the average cost of the phones purchased to provide access to the new features rolled out by U.S. Cellular in the twelve-month period ended December 31, 2004. Also included in increased plant specific costs are one-time installation costs that Breda pays to Qwest for the provisioning of the underlying loop so that BTC, Inc. can offer competitive local telephone service in the Carroll, Iowa market area. These charges are paid to Qwest for each new customer that BTC, Inc. obtains. The cost of utilities, repairs and maintenance, payroll expenses, long distance costs, cable TV programming, and key system costs all increased to net against the decrease in Internet provision costs, resulting in an overall $340,762 increase in cost of services for the twelve-month period ended December 31, 2004.

Depreciation and amortization expense decreased $33,491, or 3.2%, for the twelve-month period ended December 31, 2004, when compared to the twelve-month period ended December 31, 2003. While depreciation increased by approximately $37,180 because of capital investments in plant to provide the new service offerings in the Carroll, Iowa market, Breda's telephone service plant in its older exchanges are beginning to be fully depreciated which resulted in an offsetting decrease in depreciation and amortization expense of almost $75,000. Investments in plant assets begun in 2004 will be completed in 2005, and will result in additional depreciation expense during the 2005 year.

Selling, general and administration expenses increased $68,744, or 3.8%, for the twelve-month period ended December 31, 2004, when compared to the same twelve-month period in 2003. Customer operations increased $73,811, or 9.7%, for the twelve-month period ended December 31, 2004, when compared to the same twelve-month period in 2003. These increased costs were mainly attributable to the increased labor, benefits, and advertising costs to service customers in BTC, Inc.'s roll-out of its competitive local exchange services in the Carroll, Iowa market. Property taxes also increased $36,440, or 27.7%, in the twelve-month period ended December 31, 2004, when compared to the twelve-month period ended December 31, 2003. Corporate operation costs decreased $41,507, or 4.5%, in the twelve-month period ended December 31, 2004, when compared to the twelve-month period ended December 31, 2003, and was attributable to a decrease in legal, accounting, and computer leasing fees, and the decrease in labor and benefit costs when the corporate department was short-staffed for a period of three months during 2004.

OPERATING INCOME

The net result of the operating revenue and operating expenses was a increase of $133,734, or 18.7%, in operating income for the twelve-month period ended December 31, 2004, when compared to the same twelve-month period in 2003.

OTHER INCOME (EXPENSE)

Other income (expense) increased $193,323, or 16.3%, during the twelve-month period ended December 31, 2004, when compared to the same twelve-month period in 2003. The increase was mainly attributable to three items. The first item is interest and dividend income, which increased $111,420, or 40.1%, when comparing the twelve-month period ended December 31, 2004, to the twelve-month period ended December 31, 2003. The increase in interest and dividend income was due to the increased investments in both temporary investments and marketable securities on which Breda generates interest income. Breda also reported $52,336 of National Rural Telecommunications Cooperative patronage capital as interest and dividend income during the twelve-month period ended December 31, 2004. There was no corresponding entry during the twelve-month period ended December 31, 2003.

The second item is income from equity investments, which increased $276,172, or 26.6%, during the twelve-month period ended December 31, 2004, when compared to the same twelve-month period in 2003. The income from equity investments reported on Breda's financial statements is Breda's pro-rata share of the net income or net loss of each equity investment, based on Breda's percentage of ownership in each equity investment. The increase in equity investments reported on Breda's income statement for the twelve-month period ended December 31, 2004 is a reflection of the net increases and decreases in the net operating income of Breda's equity investments. Most of Breda's equity investments are in cellular partnerships. The cellular partnerships have been under market pressure from carriers such as AT&T, Sprint and Verizon, to renegotiate their roaming contracts at lower rates. As a result, the cellular partnerships making up Breda's equity investments are receiving less roaming revenue, even though the number of customers and the minutes of use have increased. Breda anticipates that these downward marketing pressures on roaming rates will continue for the foreseeable future.

The third item is a $172,974 loss on a note receivable, which was recorded during the twelve-month period ended December 31, 2004, and for which there was no corresponding loss during the twelve-month period ended December 31, 2003. Breda determined that its investment in Desktop Media, LLC, which is evidenced by a note receivable on Breda's balance sheet, should be reviewed, and Breda subsequently recorded an allowance on this note receivable. Breda determined that for financial statement purposes, this allowance would allow for a conservative estimate of the remaining collectible amount in default proceedings. Breda will attempt to recover all monies invested in Desktop Media, LLC through both the note receivable of $444,974 and the capital investment of $60,000.

INCOME  BEFORE  INCOME  TAXES AND  CUMULATIVE  EFFECT  OF  CHANGE IN  ACCOUNTING
PRINCIPLE

Income before income taxes increased $327,057, or 17.2%, for the twelve-month period ended December 31, 2004, when compared to the twelve-month period ended December 31, 2003. The $327,057 increase was the result of a $133,734 increase in operating income and a $193,323 increase in other income (expense).

INCOME TAXES

Income taxes increased $84,295, or 11.9%, for the twelve-month period ended December 31, 2004, when compared to the same period in 2003. The increase is a direct reflection of the increased income generated in the twelve-month period ended December 31, 2004. The effective tax rate in 2004 was 35.7%, versus 37.4% in 2003. The effective tax rate differs from the U.S. statutory rate due to state income taxes, and the proportion of investments with state tax exemptions.

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE

The net income before cumulative effect of change in accounting principle, net of tax, increased $242,762, or 20.4%, for the twelve-month period ended December 31, 2004, when compared to the twelve-month period ended December 31, 2003.

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE, NET OF TAX

In March 2004, the Emerging Issues Task Force modified guidance related to accounting for investments in limited liability companies with an effective date for periods beginning after June 15, 2004. Accordingly, January 1, 2004, Breda changed the method of accounting for its investment in Desktop Media, L.L.C. from the cost method to the equity method.

In connection with the change to the equity method, Breda recorded a cumulative adjustment of ($60,000), net of $21,407 tax, reflecting the prior years' proportionate share of income and losses.

NET INCOME

Net income increased $204,169, or 17.2%, for the twelve-month period ended December 31, 2004, when compared to the same period in 2003.

Liquidity and Capital Resources at Twelve-months ended December 31, 2004

Cash Flows

Cash flows from operations continue to be a steady source of funds for Breda. Cash provided from operations for the twelve-month periods ended December 31, 2004 and December 31, 2003, was, respectively, $2,223,960 and $2,414,760. The cash flows from operations for the twelve-month period ended December 31, 2004 were primarily attributable to a positive net income of $1,393,675, plus the addition of non-cash expenses of $1,628,397 from depreciation, amortization, deferred income taxes, amortization of investment tax credits, note receivable discount, loss on impairment of note receivable, and cumulative effect of accounting change, which were then offset by $737,497 of non-cash, equity income in unconsolidated affiliates. The net increase in assets and liabilities of $60,615 was also subtracted from net income to generate the net cash provided by operating activities of $2,223,960.

The cash flows from operations for the twelve-month period ended December 31, 2003 were primarily attributable to a positive net income of $1,189,506, plus the addition of non-cash expenses of $1,382,873 from depreciation, amortization, deferred income taxes, amortization of investment tax credits, and notes receivable discount, which were then offset by $362,616 of non-cash, equity income in unconsolidated affiliates. The net decrease in assets and liabilities of $204,997 was also added to generate the net cash provided by operating activities of $2,414,760.

Cash used in investing activities was $1,987,889 for the twelve-month period ended December 31, 2004, and $1,617,133 for the twelve-month period ended December 31, 2003. Capital expenditures relating to ongoing business were $585,873 for the twelve-month period ended December 31, 2004, and $1,008,124 for the twelve-month period ended December 31, 2003. A building was purchased for the relocation of Breda's and BTC, Inc.'s Carroll, Iowa services and operations for $246,000 in January 2003. Breda received $160,000 in February 2003, as an early payoff of a building contract note receivable. Capital used in investing activities in 2003 included an additional $125,500 investment in RSA #1, Ltd. by Prairie Telephone in November 2003. Breda expects capital expenditures for non-building expenditures in 2005 to be higher than those made in 2004 because Breda has determined to add switching capabilities to its Carroll, Iowa marketing area.

Prairie Telephone advanced an additional $45,307 on its notes receivable to Desktop Media, L.L.C. during the twelve-month period ended December 31, 2004. Prairie Telephone also received payment on the outstanding Desktop Media, L.L.C. note receivable of $52,333 during the twelve-month period ended December 31, 2004. Principal payments on the Desktop Media, L.L.C. note receivable of $48,000 had also been made during the twelve-month period ended December 31, 2003, in addition to the $160,000 early payoff of a contract receivable by the purchaser of Breda's former office building.

Cash used in financing activities was $404,817 for the twelve-month period ended December 31, 2004, and $624,811 for the twelve-month period ended December 31, 2003. During the twelve-month period ended December 31, 2004, cash was used to repay $144,183 of borrowings from the RTFC, to redeem common stock for $166,155, and to pay dividends to the shareholders of $94,479. Breda used cash in 2003 to repay $134,981 of RTFC long-term debt, to redeem common stock for $391,394, and to pay dividends to the shareholders of $98,436. Breda funds the redemption of its stock from its cash flows from operations. Breda redeemed 524 shares and 1,306 shares in, respectively, 2004 and 2003.

Working Capital

Working capital was $1,641,455 as of December 31, 2004, compared to working capital of $1,839,172 as of December 31, 2003. The ratio of current assets to current liabilities was 3.3 to 1.0 as of December 31, 2004, and 4.0 to 1.0 as of December 31, 2003.

Breda had a $115,828 decrease in current assets during the twelve-month period ended December 31, 2004, when compared to the year ended December 31, 2003. The decrease in current assets was mainly attributable to a $297,644 decrease in cash and temporary investments and a $92,494 increase in accounts receivable. Cash was used to purchase $1,488,816 in long-term investments. Customer accounts receivable as of December 31, 2004 were comparable to customer accounts receivable as of December 31, 2003. The $92,494 increase in accounts receivable was mainly attributable to the increased amounts owed to Breda and its subsidiaries from interexchange carriers for the use of Breda's networks to carry the interexchange carrier traffic to Breda's end users. Almost half of the increase in the interexchange carrier receivable was attributable to one carrier, AT&T, with whom Breda continues to work with in an attempt to receive payment. AT&T initiated a billing dispute and requested verification of billed rates for Breda's telephone services which were provided in the Carroll, Iowa, area since October 2003. Breda has proved that Breda billed AT&T according to the tariffed rates, and Breda is continuing to dialogue with AT&T to receive payment on these charges. Other current assets increased $32,101 during the twelve-month period ended December 31, 2004, when compared to the twelve-month period ended December 31, 2003. Other current assets are made up of prepaid expenses such as computer maintenance fees, and employee benefit premiums which are paid in advance for 2005, in the latter part of 2004. While the cash outlay occurred in 2004, the expense will be recorded in 2005. Breda has determined to enter the satellite Internet business by offering the National Rural Telephone Coop product called Wildblue. Breda has recorded the $18,000 service participation fee, which was required for participation and paid on May 20, 2004, as an Other Current Asset until such time as the program is launched in 2005.

Noncurrent assets, which mainly consist of longer-term investments, increased $1,993,544 during the twelve-month period ended December 31, 2004, when compared to the twelve-month period ended December 31, 2003. Prairie Telephone loaned $500,000 to Desktop Media, L.L.C. on May 2, 2001, and advanced an additional $45,307 on June 9, 2004 to fund operational expenses until revenues were collected for services provided. This note is shown net of unamortized discounts of $6,423 and $16,866, respectively, December 31, 2004 and December 31, 2003, net of principal repayments of $52,333 and $48,000 respectively, December 31, 2004 and December 31, 2003, and net of an allowance of $172,974 as of December 31, 2004. $121,577 is included in long-term note receivables, and $144,000 is included in short-term note receivables as of December 31, 2004. Breda's other investments at cost decreased $63,212 for the twelve-month period ended December 31, 2004, when compared to the twelve-month period ended December 31, 2003, because Prairie Telephone's investment in Desktop Media, L.L.C. is now reported with the investments in unconsolidated affiliates at equity instead of with the investments reported at cost. On September 17, 2003 Prairie Telephone had signed a principal deferral agreement with Desktop Media, L.L.C. which deferred the principal payments due in the months of September through December 2003, and which also provided that Prairie Telephone's ownership in Desktop Media, L.L.C. would be increased from 10% to 17% if at any time in the year 2004 Desktop Media, L.L.C. was not able to generate a minimum sustainable monthly profit of $36,000 or was unable to make a regularly scheduled principal payment. Both of those stipulations were not met in the first quarter of 2004, and Prairie Telephone accordingly acquired an additional 7% ownership of Desktop Media, L.L.C.

Investments in unconsolidated affiliates at equity increased $737,497 for the twelve-month period ended December 31, 2004, when compared to the twelve-month period ended December 31, 2003. This increase represents Breda's pro rata share of the net income or net loss of each equity investment, based on Breda's percentage of ownership in each equity investment during the twelve-month period ended December 31, 2004.

Current liabilities increased $81,889 for the twelve-month period ended December 31, 2004, when compared to the twelve-month period ended December 31, 2003. Accounts payable increased $38,705, and represented a timing difference from when invoices were received to when they were paid. Almost $22,000 of the accounts payable increase was for programming fees invoices which had not been received in time to be paid before December 31, 2004. Accrued taxes increased $92,377 for the twelve-month period ended December 31, 2004, when compared to the year ended December 31, 2003. The increase was caused by the increase in accruals for federal and state income taxes as of December 31, 2004.

Common stock had a net increase of $558,138 during the twelve-month period ended December 31, 2004, when compared to the twelve-month period ended December 31, 2003. The net overall increase resulted from the decrease in the number of outstanding shares through the redemption of 524 shares of common stock at an aggregate redemption price of $166,155, and the restatement of the outstanding shares of stock on May 18, 2004 to a per share price of $326, or a total adjustment of $724,293. The prior redemption value had been $303 per share. The increase of $574,903 in retained earnings during the twelve-month period ended December 31, 2004, when compared to the twelve-month period ended December 31, 2003, is the net effect of the $94,479 in dividends paid on April 1, 2004, the year-to-date net income as of December 31, 2004 of $1,393,675, and the $724,293 stated value stock adjustment for the outstanding shares on May 18, 2004.

Breda anticipates that Breda's operational, investing and financing activities will continue to mirror the activities of 2004, and that Breda's needs will be funded internally through operations and temporary investments.

                                               DIRECTORS AND OFFICERS

The directors and executive officers of Breda as of the time of the preparation of this annual report were as follows:

                  Name                 Age              Position(s)
                  ----                 ---              -----------

              Clifford Neumayer        56               President and
                                                        Director

              Dean Schettler           52               Vice-President
                                                        and Director

              Dave Grabner             56               Treasurer and
                                                        Director

              Charles Thatcher         53               Director

              Rick Anthofer            48               Director

              John Wenck               66               Secretary and
                                                        Director

              Neil Kanne               58               Director

Clifford Neumayer has been a director of Breda since April, 1996. His current term as a director will end at the annual shareholders meeting which will be held in 2005. He has also been a director of each of Breda's subsidiaries since April, 1996. Mr. Neumayer was the Vice-President of Breda and each of Breda's subsidiaries from May 7, 1996 through June 9, 2003, and he has been the President of Breda and each of Breda's subsidiaries since June 9, 2003. Mr. Neumayer has been self employed as a farmer since 1970.

Dean Schettler has been a director of Breda since April, 1997. His current term as a director will end at the annual shareholders meeting which is held in 2006. He has also been a director of each of Breda's subsidiaries since April, 1997. Mr. Schettler was the President of Breda and each of Breda's subsidiaries from May 11, 1998 through June 9, 2003, and he has been the Vice-President of Breda and each of Breda's subsidiaries since June 9, 2003. Mr. Schettler has been employed by Pella Corporation, Pella, Iowa, since August, 1986. He was a moulder technician until August, 1997. Since that time he has been a production coordinator. Pella Corporation is a window and door manufacturer.

Dave Grabner has been a director of Breda since April, 1999, and the Treasurer of Breda since June, 2001. His current term as a director of Breda will end at the annual shareholders meeting which will be held in 2005. He has also been a director of each of Breda's subsidiaries since April, 1999, and the Treasurer of each of Breda's subsidiaries since June, 2001. Mr. Grabner has been self-employed as an electrician for approximately 34 years. He was also previously self-employed as a farmer.

Charles (Chuck) Thatcher has been a director of Breda since May, 2001. He was re-elected as a director at the May 18, 2004 annual meeting of the shareholders, and his current term as a director of Breda will end at the annual shareholders meeting which will be held in 2007. He has also served as a director of each of Breda's subsidiaries since May, 2001. Mr. Thatcher has been an owner of Midwest Wholesale Building Products in Carroll, Iowa for approximately the last 20 years. Midwest Wholesale Building Products is a wholesaler/retailer of lumber, building products and materials.

Rick Anthofer was elected as a director of Breda by the board of directors at its August 12, 2003 meeting to fill the vacancy that had been created by the death of Roger Nieland, with Mr. Anthofer to serve until the annual shareholders meeting which would be held in 2004. Mr. Anthofer was also elected as a director of each of Breda's subsidiaries in August, 2003.

Mr. Anthofer was elected to serve the remaining two years of the three year term of Mr. Nieland at the annual meeting of the shareholders which was held on May 18, 2004, and his term as a director will end at the annual meeting of the shareholders which is held in 2006. Mr. Anthofer has been the vice president of Breda Savings Bank, Breda, Iowa, since approximately September 15, 1999. He was an agricultural and commercial loan officer and an assistant vice president at Carroll County State Bank in Carroll, Iowa, for approximately thirteen years prior to that time. Mr. Anthofer has also been a member of the Breda, Iowa City Council since 1988. Mr. Anthofer had been a nominee for election as a director of Breda in 2001.

John Wenck has been a director of Breda since April, 1997, and his current term as a director of Breda will end at the annual shareholders meeting which is held in 2006. He has also served as a director of each of Breda's subsidiaries since May, 1997. Mr. Wenck has been the Secretary of Breda and each of Breda's subsidiaries since June 2004. Mr. Wenck is currently self-employed as a farmer. He was also previously employed by the United Parcel Service as a delivery driver.

Neil Kanne was elected as a director of Breda at the annual meeting of Breda's shareholders which was held on May 18, 2004, and his term as a director will end at the annual shareholders meeting which will be held in 2007. Mr. Kanne also became a director of each of Breda's subsidiaries in May, 2004. Mr. Kanne has been self-employed as a farmer for approximately the last 34 years.

The number of directors for Breda is currently fixed at seven. Each of Breda's directors is elected to a three year term and until his or her successor is elected or until his or her death, resignation or removal. The terms of the directors of Breda are staggered, so that three of the directors' terms expire in one year, two expire the next year, and two expire the following year. If a person has served for three consecutive terms as a director, that person must be off the board for at least one year before the person can again be elected as a director. Each director of Breda must also be a shareholder of Breda, and a director shall automatically cease to be a director if he or she sells or transfers all of his or her shares of common stock in Breda. Each director must also be at least 18 years of age.

The  officers of Breda are elected  annually  by the board of  directors  at its annual organizational meeting, and hold office until the next annual organizational meeting of the board of directors and until their successors are chosen or until their death, resignation or removal. The annual organizational meeting of the board of directors is the first regularly scheduled meeting of the board of directors which follows the annual shareholders meeting, and is generally held in June. Any officer may be removed by the board of directors at any time, with or without cause. Each officer must also be a director and a shareholder of Breda. The officers of Breda are identified in the above table and discussions.

Breda believes that two of its employees make a significant contribution to its business. Those employees are as follows:

                   Name                 Age           Position
                   ----                 ---           --------

          Robert J. Boeckman            43            Chief Operations
                                                      Officer and Co-Chief
                                                      Executive Officer

          Jane A. Morlok                51            Chief Financial
                                                      Officer and Co-Chief
                                                      Executive Officer

Mr. Boeckman has been employed by Breda in various capacities since May, 1982. Prior to January, 1995, he was Breda's assistant manager. He was the manager of Breda from January, 1995 to March, 1998, at which time he was given the title chief operating officer. His current titles are chief operations officer and co-chief executive officer.

Ms. Morlok became the chief financial officer of Breda on March 20, 1998. Her current titles are chief financial officer and co-chief executive officer. Ms. Morlok was the assistant administrator/CFO of Manning Regional Healthcare Center in Manning, Iowa from July of 1987 until March 20, 1998. Her responsibilities in that position included budgeting, reimbursement and rate setting for the hospital and nursing home run by the Manning Regional Healthcare Center, as well as daily general ledger operations and IRS filings. She also provided similar services to several other affiliated corporations.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Breda is authorized to issue 5,000,000 shares of common stock. Breda had 31,170 shares of its common stock issued and outstanding as of December 31, 2004. Those shares were held by approximately 563 different shareholders.

Breda's common stock is not listed on any exchange, and there is no public trading market for Breda's common stock. Breda has not agreed to register any shares of its common stock under any federal or state securities laws. An investment in Breda's common stock is also not a liquid investment because the Restated Articles of Incorporation of Breda establish various conditions on the issuance of, and various restrictions on the transfer of, shares of its common stock. Those conditions and restrictions are summarized in the following paragraphs.

The common stock can only be issued to:

            o residents of the Breda or Lidderdale telephone exchange areas served by Breda who subscribe to Breda's telephone services, and

            o entities which have their principal place of business in the Breda or Lidderdale telephone exchange areas served by Breda and which subscribe to Breda's telephone services.

As indicated, only residents of the Breda and Lidderdale telephone exchange service areas served by Breda are eligible to purchase stock. Although Breda also provides telephone services to Macedonia, Iowa and the surrounding area, residents of Macedonia, Iowa and the surrounding rural area cannot acquire any shares of common stock of Breda even if they are receiving telephone services from Breda. Subscribers to any services from any of Breda's subsidiaries cannot buy common stock of Breda unless they also meet the requirements discussed above in this paragraph.

Since approximately January 1, 1996, no person has been allowed to purchase more than thirty shares of common stock from Breda. A shareholder can own more than thirty shares, subject to the 1% limitation discussed in the following paragraph, but only thirty shares can be acquired through the issuance of the shares by Breda. Breda has not issued any shares since 1998, and Breda presently has no plans to issue any additional shares.

No shareholder may own more than 1% of the total issued and outstanding common stock of Breda unless:

            o the shareholder already exceeded that percentage on February 28, 1995, or

            o the shareholder goes over 1% as a result of Breda redeeming shares of its common stock from other shareholders.

In either of those cases, the shareholder may not increase the percentage of shares owned by the shareholder. If a shareholder owns 5% or more of the ownership interests of an entity which owns shares of Breda's common stock, the shares of Breda's common stock held by that entity and by the shareholder will be added together for determining whether the 1% limitation is exceeded.

There can generally only be one shareholder for each telephone number served by Breda. There can also generally only be one shareholder for each household receiving telephone services from Breda, even if the household has more than one telephone number.

Breda's board of directors determines the purchase price payable for newly-issued shares of Breda's common stock. Breda's board of directors also determines the redemption price that will be paid by Breda if it elects to redeem a shareholder's shares in any of the circumstances in which Breda has the right to purchase those shares. Breda has that right if:

            o the shareholder is no longer receiving services from Breda, unless the shareholder already was not receiving services from Breda on February 28, 1995;

            o the shareholder no longer resides in the Breda or Lidderdale telephone exchange areas served by Breda, unless the shareholder already resided outside those areas on February 28, 1995; or

            o the shareholder dies, unless the heir of the shares of Breda's stock meets the eligibility requirements for ownership of Breda's stock.

The board of directors has historically established the issuance price and the redemption price at approximately 75% of the book value of Breda, but in 2002, the board began to establish those prices at approximately 70% of the book value of Breda. The board of directors has historically made this determination in March, April or May of each year, based upon Breda's then most recent year-end audited financial statements. Breda's fiscal year ends on December 31. The price is then generally announced and becomes effective at the annual shareholders meeting for that year. The issuance price and the redemption price as so determined by the board of directors then generally applies until the board of directors makes a new determination and announces the new price at the next annual shareholders meeting.

Under this approach, the issuance price and redemption price in 1995, 1996, 1997, 1998 and 1999 was, respectively, $27, $31, $41, $64 and $82.

The board of directors departed from its historical practice, however, on November 2, 1999, by adopting a resolution fixing the issuance price for newly-issued shares and the redemption price to be $149 per share. The $149 amount was not based on Breda's book value, but rather was roughly based upon the average sales price of $150.58 per share in the auction that was held in October of 1999. The auction is discussed below. The board of directors took that action because it believed the referenced auction provided it with a basis to make a more current determination on this issue. The board of directors also believed that it was appropriate to make a new determination of the issuance price and redemption price given the sale of Breda's direct broadcast satellite operation on January 11, 1999. The sale of that operation resulted in a pre-tax gain of $7,436,415. The sale was not included in Breda's books until the first quarter of 1999, and was therefore not included in the 1998 year-end financial statements which had been utilized by the board of directors in establishing the $82 purchase price in early 1999.

The board of directors returned to its historical practices at its meeting on March 13, 2000, at which time the board of directors adopted a resolution fixing the issuance price and redemption price for Breda's shares of common stock to be $180 per share. The $180 amount was determined based upon Breda's 1999 audited financial statements. The $180 per share price was announced at, and became effective at, the May 17, 2000 annual meeting of the shareholders of Breda. If the above described historical practices were followed, the $180 per share amount would have continued until the next annual determination was made by the board of directors and announced at the annual shareholders meeting for 2001.

The board of directors determined to again depart from its historical practices on this issue, however, at a meeting of the board of directors held on June 12, 2000. At that meeting, the directors adopted a resolution fixing the issuance price for newly issued shares of Breda's common stock and the redemption price for Breda's shares of common stock at $235 per share. The board of directors took this action because it believed that it was appropriate to make a new determination of the issuance price and the redemption price to reflect the receipt by Prairie Telephone of most of the net after-tax proceeds of the sale by Prairie Telephone of its shares of stock in Central Iowa Cellular, Inc. The $235 per share amount was determined by taking approximately 75% of the then net after-tax proceeds of the sale on a per share basis and adding that figure to the previously determined issuance and redemption price of $180 per share. The shareholders of Breda were notified of the increase in the issuance price and the redemption price for Breda's shares of common stock from $180 to $235 per share by letter dated June 14, 2000.

At the time the board made its determination on June 12, 2000, Prairie Telephone had received, in the aggregate, approximately $5,108,280, before taxes, and it was estimated that Prairie Telephone would retain approximately $3,147,676 of that amount, after taxes. For purposes of determining the new issuance price and redemption price discussed above, Prairie Telephone's basis in its 3,000 shares of common stock of Central Iowa Cellular, Inc. of approximately $206,770 was deducted from the after-tax amount of $3,147,676. As indicated, the board of directors believed this was a material event which made it appropriate to make a new determination of the issuance price and redemption price for shares of Breda's common stock.

The board of directors has followed Breda's historical practices since that time, by announcing a new issuance and redemption price of:

            o $258 per share at the May 16, 2001 annual meeting of the shareholders,

            o $280 per share at the May 21, 2002 annual meeting of the shareholders,

            o $303 per share at the May 20, 2003 annual meeting of the shareholders, and

            o $326 per share at the May 18, 2004 annual meeting of the shareholders.

The per share amount was established based upon Breda's book value as reflected in its most recent year-end audited financial statements, consistent with Breda's historical practices, except that, since 2002, the redemption price has been set at approximately 70% of the book value of Breda.

The board of directors currently intends to continue to address this issue on an annual basis consistent with the above described historical practices of the board of directors, but the board of directors may determine to depart from those historical practices again in the future in the event of the occurrence of what the board of directors believes are material or significant events. The board of directors will, accordingly, establish a new issuance price and redemption price effective at the 2005 annual meeting of the shareholders, and that price will be set at approximately 70% of the book value of Breda as of December 31, 2004. Breda estimates that the issuance price and redemption price that will be set at the 2005 annual meeting of the shareholders will be approximately $357.00.

The issuance and redemption price as determined by the board of directors has increased from $27 per share in 1995 to the current $326 per share amount which was established at the 2004 annual meeting of the shareholders. Breda does not believe that the amount of this increase is indicative of potential future increases, however, in particular given that:

            o The referenced increase was due primarily to two "one-time" material events, those being the sale of Breda's direct broadcast satellite operation and the sale of Prairie Telephone's stock in Central Iowa Cellular, Inc., and

            o Breda does not currently foresee any material increase in revenues from its or any of its subsidiaries' normal and ordinary course business operations, and, in fact, sees continuing downside pressure on those revenues.

Since there is no public trading market or any other principal market for Breda's common stock, repurchases of common stock by Breda currently is the primary method for a shareholder to be able to sell the shareholder's shares. Breda's repurchases of its common stock are discussed below in this section.

As discussed below, an auction was held in October, 1999, at which shareholders desiring to sell their shares of Breda's common stock were given the opportunity to sell those shares to other Breda shareholders. There are no current plans, however, to arrange any other auctions in the future. Breda does maintain a list of shareholders desiring to sell their shares, and of other shareholders desiring to purchase those shares, as discussed below.

In any of the circumstances where Breda has the right to redeem a shareholder's shares, a shareholder may, with the consent of Breda's board of directors, transfer the shareholder's shares to another person who is eligible to be a shareholder by reason of the fact that the person is receiving services from Breda and is residing in the Breda or Lidderdale telephone exchange areas served by Breda.

No shareholder can sell or transfer any of his or her shares of Breda to any person who is not eligible to be a shareholder in Breda, with one exception. The exception is that a person who was a shareholder on July 20, 1995, may make a one time transfer of the shares held by the person on that date to a family member of the shareholder (which means a spouse, natural born or adopted child, grandchild, parent, grandparent, or sibling), even if the family member is not receiving services from Breda and is not residing in the Breda or Lidderdale telephone exchange areas served by Breda. These transfers are not subject to Breda's right of first refusal described in the following paragraph. Any family member receiving shares by this process does not have the same right, however, and can only sell or transfer the shares in accordance with the Amended and Restated Articles of Incorporation of Breda.

Any shareholder who wants to sell or transfer his or her shares in Breda to another shareholder or person who is eligible to be a shareholder must first give Breda the right to purchase the shares. The shareholder must give Breda at least sixty days prior written notice of the proposed sale, including a copy of the written offer to purchase the shares. Breda may elect to purchase the shares for the same price offered to the shareholder at any time within sixty days after it receives the notice from the shareholder. If Breda elects to buy the shares, it must pay the purchase price in full upon the shareholder surrendering the stock certificates for the shares to Breda.

Breda's bylaws may also contain provisions restricting the transfer of shares. The current bylaws do not contain any restrictions, other than some of those described in this annual report, but the bylaws can be amended by the directors or shareholders at any time.

Given that repurchases of common stock by Breda currently are the primary method for a shareholder to be able to sell the shareholder's shares, the following paragraphs provide additional information on Breda's purchases of its common stock from its shareholders from 1996 through 2004.

Over the period of January 1, 1996 through June 24, 1996, Breda repurchased four hundred and twenty-four shares of its common stock from two shareholders, at a purchase price of $27 per share. Over the period of June 25, 1996 through February 20, 1997, Breda repurchased seven hundred and eighty-nine shares of its common stock from nine different shareholders, at a purchase price of $31 per share. Over the period of February 21, 1997 through March 1, 1998, Breda repurchased one thousand nine hundred and ninety-six shares of its common stock from fourteen different shareholders, at a purchase price of $41 per share. Over the period of March 2, 1998 through December 31, 1998, Breda repurchased three hundred and fifty-eight shares of its common stock from five different shareholders, at a purchase price of $64 per share.

No shares were repurchased by Breda in 1999, except that in November, 1999, Breda effectuated a repurchase of forty shares by depositing the purchase price for those forty shares with the appropriate Iowa authorities under Iowa's escheat laws. The forty shares were held of record by twenty different shareholders that Breda had been unable to locate. The purchase price utilized for this purpose was $149 per share. Breda also deposited the amount of the April 21, 1999 dividend that was otherwise payable on the forty shares. The total amount deposited by Breda was $6,080, with $120 of that amount being for the April 21, 1999 dividend.

During 2000, Breda repurchased four hundred forty-one shares of its common stock from fourteen different shareholders, at a purchase price of $235 per share.

During 2001, Breda repurchased a total of 2,216 shares of its common stock from twenty-six different shareholders. Two hundred twenty of those shares were purchased at $235 per share, and the rest of those shares (1,996) were purchased at $258 per share.

Breda repurchased a total of 2,025 shares of its common stock during 2002 from thirty-two different shareholders. Two hundred eighty-seven of those shares were purchased for $258 per share. The rest of those shares (1,738) were purchased for $280 per share.

Breda repurchased a total of 1,306 shares of its common stock during 2003 from 23 different shareholders. One hundred eighty-eight of those shares were purchased at $280 per share, and the rest of those shares (1,118) were purchased for $303 per share.

During 2004, Breda repurchased a total of 524 shares of its common stock from 13 different shareholders. Two hundred three of those shares were purchased at $303 per share. The rest of those shares (321) were purchased for $326 per share.

There were transfers among the shareholders of Breda during some of the above periods for which Breda did not exercise its right of first refusal. Some of those transfers are noted below.

Breda's ability to repurchase any of its shares is subject to certain restrictions in its loan agreements with the RTFC. Those restrictions are discussed below in this Item.

Breda has no plans to and has not agreed to register any of its shares of common stock under any federal or state securities laws. Since Breda has been subject to the reporting requirements of the Securities Exchange Act of 1934 for a period of over ninety days, Rule 144 under the Securities Act of 1933 would be available to permit the resale of shares of common stock by shareholders, subject to certain restrictions contained in Rule 144, including the requirement that the shareholder has held his or her shares for a period of one year prior to the date of resale. Once a shareholder (other than a shareholder who is an officer or director of Breda) has held his or her shares of common stock for a period of two years, the shareholder would be able to resell the shares without restriction under Rule 144. As discussed above, however, the governing documents of Breda impose numerous material limitations and restrictions on a shareholder's ability to sell or transfer any shares of Breda's common stock.

The marketability and value of Breda's shares of common stock may also be limited or adversely affected by some of the other terms of the common stock. For example, each shareholder is entitled to only one vote on each matter presented to the shareholders, regardless of the number of shares of common stock held by the shareholder, with one exception regarding shareholders who previously held Class A stock of Breda. Those shareholders have one vote for each share of former Class A stock previously held by them on February 28, 1995, and continuing until one of the following occurs:

            o     the shareholder no longer receives service from Breda,

            o the shareholder no longer resides in the Breda or Lidderdale telephone exchange area served by Breda,

            o     the shareholder dies, or

            o the shareholder transfers the shareholder's shares to someone else.

As of December 31, 2004, there were 22 shareholders with multiple voting rights arising from their prior ownership of the former Class A stock, and they have one vote for each share of the former Class A stock that was held by them on February 28, 1995. Those 22 shareholders held a total of 61 shares of Class A stock on that date.

An auction was held on October 24, 1999, where shareholders desiring to sell their shares of Breda's common stock were given the opportunity to sell those shares to other Breda shareholders desiring to purchase additional shares of Breda's common stock. Breda paid the costs of the auction, except that the sellers paid the auction fees and clerking fees related to their shares. The auction was provided for the convenience of Breda's shareholders, and no shares were repurchased or issued by Breda pursuant to the auction. A total of 1,924 shares of common stock were sold by 32 different shareholders to 25 other shareholders of Breda, for purchase prices ranging from $145 per share to $180 per share. As discussed above, Breda had a right of first refusal to purchase all of the shares sold in the auction, but elected not to exercise its right. Breda did, however, offer to purchase shares in the auction for $142 per share, but no shareholder chose to sell the shareholder's shares to Breda at that price. The $142 figure was approximately 60% of Breda's book value per share as of the close of the second quarter in 1999. No officers or directors of Breda sold or purchased any shares in the auction. Breda does not have any plans to arrange any other auctions in the future.

The board of directors of Breda determined in late 1999 to allow shareholders to advise Breda of the fact that they desire to sell any or all of their shares of Breda's common stock to any qualified buyer, and to allow qualified buyers to advise Breda of the fact that they desire to purchase shares of Breda's common stock from other shareholders of Breda. Breda will keep a list of those shareholders and qualified buyers, and make the list available to all of the shareholders and qualified buyers on the list. A qualified buyer is a person who is a resident of the Breda or Lidderdale telephone exchange areas served by Breda who subscribes to Breda's telephone services, or an entity which has its principal place of business in the Breda or Lidderdale telephone exchange areas served by Breda and which subscribes to Breda's telephone services.

A person or entity cannot, however, be a qualified buyer if the person or entity already owns more than 1% of the total issued and outstanding shares of common stock of Breda. Also, a qualified buyer cannot purchase shares from any shareholder of Breda to the extent that the shares purchased by the qualified buyer would cause the qualified buyer to own more than 1% of the total issued and outstanding shares of common stock of Breda. If a person owns 5% or more of the ownership interests of an entity which owns shares of Breda's common stock, the shares of Breda's common stock held by that entity and by the person will be added together for determining whether the 1% limitation is exceeded. The 1% limitation is set forth in the Amended and Restated Articles of Incorporation of Breda.

The terms of any sale between a shareholder and a qualified buyer will be negotiated by them, and no one is required to sell or buy any shares because their name is on the list. Breda also retains its right to purchase any shares which are intended to be sold by any shareholder to any qualified buyer under the right of first refusal granted to Breda in its Amended and Restated Articles of Incorporation.

During the calendar year 2000, five separate sales of shares occurred between shareholders on the list. Two sales each involved two shares, which were sold for $235 per share. One sale involved fifty-three shares, which were sold for $235 per share. One sale involved thirty-one shares, which were sold for $155 per share. One sale involved two shares, which were sold for $149 per share. Breda elected not to exercise its right of first refusal on any of these shares.

During the calendar year 2001, three separate sales of shares occurred between shareholders on the list. Two sales each involved seven shares, which were sold for $258 per share. The other sale involved forty-three shares, which were also sold for $258 per share. Breda elected not to exercise its right of first refusal on any of these shares.

During the calendar year 2002, three separate sales of shares occurred between shareholders on the list. Two sales involved two shares which were sold for $258 per share. The other sale involved three shares which were also sold for $258 per share. Breda elected not to exercise its right of first refusal on any of these shares.

During the calendar year 2003, one sale occurred between shareholders on the list. The sale involved two shares, which were sold for $280 per share. Breda elected not to exercise its right of first refusal on any of these shares.

There were no sales of shares between shareholders on the list during the calendar year 2004.

Breda does not participate in, and has no responsibility for, negotiating the terms and conditions of any sale of shares between anyone on the list.

Breda has declared seven dividends to its shareholders since Breda was incorporated in 1964. The dividends are as follows:

            o The first dividend was declared on March 15, 1999, and was in the amount of $3 per share, resulting in an aggregate dividend of $113,166.

            o The second dividend was declared on March 13, 2000, and was in the amount of $3 per share, resulting in an aggregate dividend of $113,046.

            o The third dividend was declared on March 12, 2001, and was in the amount of $3 per share, resulting in an aggregate dividend of $111,087.

            o The fourth dividend was declared on April 8, 2002, and was in the amount of $3 per share, resulting in an aggregate dividend of $104,214.

            o The fifth dividend was declared on March 10, 2003, and was in the amount of $3 per share, resulting in an aggregate dividend of $98,436.

            o The sixth dividend was declared on March 16, 2004, and was in the amount of $3 per share, resulting in an aggregate dividend of $94,479.

            o The seventh dividend was declared on March 1, 2005, and was in the amount of $7 per share, resulting in an aggregate dividend of $218,190.

Payment of dividends is within the discretion of Breda's board of directors, and out of funds legally available therefor as provided in the Iowa Business Corporation Act. Breda's ability to declare and pay dividends is also restricted by some of the covenants in its loan agreements with the Rural Telephone Finance Cooperative ("RTFC"). Under those agreements, Breda may not pay any dividends without the prior written approval of the RTFC unless, after the payment, Breda is in compliance with the various ratios, net worth and margin requirements set forth in the loan agreements. Breda also may not pay any dividends if Breda is in default under the loan agreements or if the payment of the dividends would cause Breda to be in breach of the loan agreements.

The restrictions in the RTFC loan agreements also apply to Breda's purchase or redemption of any of its stock and to any other distributions to its shareholders, so the restrictions may also preclude Breda from being able to repurchase its shares of stock as otherwise discussed in this section.

Breda does not currently believe, however, that the restrictions in the RTFC loan agreements will preclude Breda from paying any dividends or distributions or from repurchasing any of its shares of common stock, should Breda otherwise determine to do so.

No shares of stock were issued by Breda in 2004. There are currently no outstanding warrants, options or other rights to purchase any shares of common stock of Breda, and there are also currently no outstanding securities which are convertible or exchangeable into or for common stock of Breda. Breda's shares of common stock are not convertible into any other securities.

                        AVAILABILITY OF OTHER INFORMATION

Breda will provide to a shareholder, upon the written request of the shareholder, a copy of Breda's annual report on Form 10-KSB for the year ended
December 31, 2004. The annual report on Form 10-KSB will be provided without charge. Shareholders should direct any such written request to Breda at the following address:

        Breda Telephone Corp.
        112 East Main
        P.O. Box 190
        Breda, Iowa 51436

The request should be directed to the attention of Clifford Neumayer, President of Breda.

                              FINANCIAL STATEMENTS

      The following pages are certain financial statements of Breda with respect to the years ended December 31, 2003 and December 31, 2004.

            [The remainder of this page is intentionally left blank.]

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                        CONSOLIDATED FINANCIAL STATEMENTS
                     Years Ended December 31, 2004 and 2003

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                                    Contents

                                                                            Page

Independent Auditors' Report                                                 51

Consolidated Financial Statements:

      Consolidated Balance Sheets                                        52 - 53

      Consolidated Statements of Income                                       54

      Consolidated Statements of Stockholders' Equity                         55

      Consolidated Statements of Cash Flows                              56 - 57

      Notes to Consolidated Financial Statements                         58 - 74

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Breda Telephone Corporation and Subsidiaries
Breda, Iowa

We have audited the accompanying consolidated balance sheets of Breda Telephone Corporation (an Iowa corporation) and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Breda Telephone Corporation and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Kiesling Associates LLP
West Des Moines, Iowa
January 27, 2005

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2004 and 2003

                                                                 2004             2003
                                                              -----------      -----------
                                     ASSETS
CURRENT ASSETS
     Cash and cash equivalents                                $ 1,036,804      $ 1,205,550
     Marketable securities                                        232,645          361,543
     Accounts receivable                                          656,036          563,542
     Interest receivable                                           65,210           52,742
     Current portion of note receivable                           144,000          144,000
     Inventory, at average cost                                   103,617          108,007
     Other                                                         57,508           25,407
     Deferred income taxes                                         49,143               --
                                                              -----------      -----------
                                                                2,344,963        2,460,791
                                                              -----------      -----------

OTHER NONCURRENT ASSETS
     Marketable securities                                      5,417,170        3,928,354
     Investments in unconsolidated affiliates at equity         4,679,772        3,942,275
     Other investments at cost                                    793,935          857,147
     Goodwill                                                     896,812          896,812
     Note receivable, less allowance of $172,974 in 2004          121,577          291,134
                                                              -----------      -----------
                                                               11,909,266        9,915,722
                                                              -----------      -----------

PROPERTY, PLANT AND EQUIPMENT                                   4,703,083        5,141,009
                                                              -----------      -----------

 TOTAL ASSETS                                                 $18,957,312      $17,517,522
                                                              ===========      ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2004 and 2003


                                                                                  2004             2003
                                                                              -----------      -----------
                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Current portion of long-term debt                                        $   154,013      $   144,183
     Accounts payable                                                             272,507          233,802
     Accrued taxes                                                                198,969          106,592
     Other                                                                         78,019          137,042
                                                                              -----------      -----------
                                                                                  703,508          621,619
                                                                              -----------      -----------

LONG-TERM DEBT, less current portion                                            1,479,448        1,633,461
                                                                              -----------      -----------

DEFERRED CREDITS AND OTHER NONCURRENT LIABILITIES                                 876,668          497,795
                                                                              -----------      -----------

STOCKHOLDERS' EQUITY
     Common stock - no par value, 5,000,000 shares authorized, 31,170 and 31,694 shares issued and outstanding at $326 and $303 stated
        values, respectively                                                   10,161,420        9,603,282
     Retained earnings                                                          5,736,268        5,161,365
                                                                              -----------      -----------
                                                                               15,897,688       14,764,647
                                                                              -----------      -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                    $18,957,312      $17,517,522
                                                                              ===========      ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                        CONSOLIDATED STATEMENTS OF INCOME
                     Years Ended December 31, 2004 and 2003

                                                          2004              2003
                                                      -----------       -----------
OPERATING REVENUES                                    $ 6,774,357       $ 6,264,608
                                                      -----------       -----------

OPERATING EXPENSES
     Cost of services                                   3,012,257         2,671,495
     Depreciation and amortization                      1,023,799         1,057,290
     Selling, general, and administrative               1,890,344         1,821,600
                                                      -----------       -----------
                                                        5,926,400         5,550,385
                                                      -----------       -----------
OPERATING INCOME                                          847,957           714,223
                                                      -----------       -----------

OTHER INCOME (EXPENSES)
     Interest and dividend income                         389,110           277,690
     Interest expense                                    (126,737)         (136,909)
     Income from equity investments                     1,315,574         1,039,402
     Loss on note receivable                             (172,974)               --
     Other, net                                           (26,179)            5,288
                                                      -----------       -----------
                                                        1,378,794         1,185,471
                                                      -----------       -----------
INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT
   OF CHANGE IN ACCOUNTING PRINCIPLE                    2,226,751         1,899,694
                                                      -----------       -----------


INCOME TAXES                                              794,483           710,188
                                                      -----------       -----------

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN
   ACCOUNTING PRINCIPLE                                 1,432,268         1,189,506
                                                      -----------       -----------
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
   PRINCIPLE, NET OF TAX                                  (38,593)               --
                                                      -----------       -----------

NET INCOME                                            $ 1,393,675       $ 1,189,506
                                                      ===========       ===========

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN
   ACCOUNTING PRINCIPLE PER COMMON SHARE              $     45.70       $     36.89

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
   PRINCIPLE, NET OF TAX                                    (1.23)               --
                                                      -----------       -----------

NET INCOME PER COMMON SHARE                           $     44.47       $     36.89
                                                      ===========       ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                           December 31, 2004 and 2003

                                        Common Stock
                                 --------------------------     Retained
                                    Shares        Amount        Earnings        Total
                                 ------------  ------------   ------------   ------------
Balance at December 31, 2002           33,000  $  9,240,000   $  4,824,971   $ 14,064,971

  Comprehensive income:

     Net income                                                  1,189,506      1,189,506

  Dividends paid                                                   (98,436)       (98,436)

  Common stock redeemed, net           (1,306)     (391,394)                     (391,394)
  Stated value stock adjustment                     754,676       (754,676)
                                 ------------  ------------   ------------   ------------

Balance at December 31, 2003           31,694     9,603,282      5,161,365     14,764,647

  Comprehensive income:

     Net income                                                  1,393,675      1,393,675

  Dividends paid                                                   (94,479)       (94,479)

  Common stock redeemed, net             (524)     (166,155)                     (166,155)
  Stated value stock adjustment                     724,293       (724,293)
                                 ------------  ------------   ------------   ------------

Balance at December 31, 2004           31,170  $ 10,161,420   $  5,736,268   $ 15,897,688
                                 ============  ============   ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 2004 and 2003

                                                                                2004          2003
                                                                            -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                             $ 1,393,675   $ 1,189,506
     Adjustments to reconcile net income
       to net cash provided by operating activities:
        Cumulative effect of change in accounting principle                      60,000            --
        Depreciation and amortization                                         1,023,799     1,057,290
        Deferred income taxes                                                   391,836       349,694
        Amortization of investment tax credits                                   (9,769)       (9,769)
        Equity income in unconsolidated affiliates, net of distributions
          received of $578,077 and $676,786 in 2004 and 2003, respectively     (737,497)     (362,616)
        Note receivable discount                                                (10,443)      (14,342)
        Loss on impairment of note receivable                                   172,974            --
     Changes in assets and liabilities:
        (Increase) Decrease in:
            Receivables                                                        (104,962)      287,437
            Prepayments                                                         (32,102)       61,174
            Inventory                                                             4,390       (16,893)
        Increase (Decrease) in:
            Accounts payable                                                     38,705       (29,077)
            Accrued taxes                                                        92,377       (60,152)
            Other                                                               (59,023)      (37,492)
                                                                            -----------   -----------
        Net cash provided by operating activities                             2,223,960     2,414,760
                                                                            -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Capital expenditures                                                      (585,873)   (1,008,124)
     Purchase of investments                                                 (2,161,504)   (1,747,160)
     Purchase of equity investments                                                  --      (125,500)
     Purchase of other investments - at cost                                     (3,537)       (3,566)
     Issuance of notes receivable                                               (45,307)           --
     Proceeds from the sale of investments                                      749,250     1,052,898
     Proceeds from the sale of other investments - at cost                        6,749         6,319
     Collections of note receivable                                              52,333       208,000
                                                                            -----------   -----------
        Net cash used in investing activities                                (1,987,889)   (1,617,133)
                                                                            -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Repayment of long term debt                                               (144,183)     (134,981)
     Common stock redeemed, net                                                (166,155)     (391,394)
     Dividends paid                                                             (94,479)      (98,436)
                                                                            -----------   -----------
        Net cash used in financing activities                               $  (404,817)  $  (624,811)
                                                                            -----------   -----------

  The accompanying notes are an integral part of these consolidated financial statements.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 2004 and 2003

                                                          2004         2003
                                                      -----------   ----------

Net Increase (Decrease) in Cash and Cash Equivalents  $  (168,746)  $  172,816

Cash and Cash Equivalents at Beginning of Year          1,205,550    1,032,734
                                                      -----------   ----------

Cash and Cash Equivalents at End of Year              $ 1,036,804   $1,205,550
                                                      ===========   ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Nature of Business

      The Breda Telephone Corporation (herein referred to as "the Company") is a provider of telecommunications exchange and local access services, cable television services and internet services in a service area located primarily in western Iowa. The company is also involved in retail sales of cellular equipment and service plans for cellular partnerships of which it owns interests, and sales of other telecommunications equipment.

      Basis of Presentation

      The accounting policies of the Company and its subsidiaries conform to accounting principles generally accepted in the United States of America. Management uses estimates and assumptions in preparing its consolidated financial statements. Those estimates and assumptions affect the reported amounts of assets, liabilities, revenues, and expenses, and the disclosure of contingent revenues and expenses. Telephone operations reflect practices appropriate to the telephone industry. The accounting records of the telephone companies are maintained in accordance with the Uniform System of Accounts for Class A and B Telephone Companies prescribed by the Federal Communications Commission (FCC) as modified by the state regulatory authority.

      The accounting records for the Company's cable television operations are maintained in accordance with the Uniform System of Accounts for CATV Companies prescribed by the National Association of Regulatory Utility Commissioners.

      Principles of Consolidation

      The consolidated financial statements include the accounts of the Company and its 100% owned subsidiaries, Prairie Telephone Company, Inc.,
      Tele-Services, Ltd., and Westside Independent Telephone Company. All material intercompany transactions have been eliminated in consolidation.

      Cash Equivalents

      All highly liquid investments with a maturity of three months or less at the time of purchase are considered cash equivalents.

      Investments

      Marketable debt and equity securities bought and held principally for selling in the near future are classified as trading securities and carried at fair value. Unrealized holding gains and losses on trading securities are reported in earnings. Marketable debt and equity securities classified as available-for-sale are carried at fair value with unrealized holding gains and losses recorded as a separate component of stockholders' equity.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Investments, (Continued)

      Debt securities for which the Company has both the positive intent and ability to hold to maturity are classified as held-to-maturity and are carried at amortized cost. The Company uses the FIFO method of computing realized gains and losses.

      Nonmarketable equity investments, over which the Company has significant influence or a 20% ownership, are reflected on the equity method. Other nonmarketable equity investments are stated at cost.

      Inventory

      Inventory includes both merchandise held for resale and material and supplies. Merchandise held for resale is recorded at the lower of cost or market with cost determined by the average cost method. Materials and supplies, used in the construction of the Company's facilities to provide telecommunications services, are recorded at average cost.

      Goodwill

      Goodwill is deemed to have an indefinite life and is stated at the lower of cost or fair value. The asset is subject to periodic impairment tests.

      Property, Plant and Equipment

      Telephone and cable television plant are capitalized at original cost including the capitalized cost of salaries and wages, materials, certain payroll taxes, employee benefits and interest incurred during the construction period.

      The Company provides for depreciation for financial reporting purposes on the straight-line method by the application of rates based on the estimated service lives of the various classes of depreciable property. These estimates are subject to change in the near term.

      Renewals and betterments of units of property are charged to telephone and cable television plant in service. When plant is retired, its cost is removed from the asset account and charged against accumulated depreciation less any salvage realized. No gains or losses are recognized in connection with routine retirements of depreciable property. Repairs and renewals of minor items of property are included in plant specific operations expense.

      Repairs of other property, as well as renewals of minor items of property are included in plant specific operations expense. A gain or loss is recognized when other property is sold or retired.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Long-Lived Assets

      The Company would provide for impairment losses on long-lived assets when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Based on current conditions, management does not believe any of its long-lived assets are impaired.

      Income Taxes

      Income taxes are accounted for using a liability method and provide for the tax effects of transactions reported in the consolidated financial statements including both taxes currently due and deferred. Deferred taxes are adjusted to reflect deferred tax consequences at current enacted tax rates. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred taxes arise from differences between the book and tax basis of plant assets, partnership investments and goodwill. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible, when the assets and liabilities are recovered or settled.

      Investment tax credits (ITC), which were deferred prior to the Tax Reform Act of 1986, are being amortized over the regulatory life of the plant which produced the ITC.

      Revenue Recognition

      The Company recognizes revenues when earned regardless of the period in which they are billed. The Company is required to provide telephone service to subscribers within its defined service territory.

      Local  network,   internet  and  cable  television  service  revenues  are
      recognized over the period a subscriber is connected to the network.

      Network access and long distance service revenues are derived from charges for access to the Company's local exchange network. The interstate portion of access revenues is based on an average schedule settlement formula administered by the National Exchange Carrier Association (NECA) which is regulated by the FCC. The intrastate portion of access revenues is billed based upon the Company's tariff for access charges filed with the Iowa Utilities Board (IUB). The charges developed from these tariffs are used to bill the connecting long distance provider and revenues are recognized in the period the traffic is transported based on the minutes of traffic carried. Long distance revenues are recognized at the time a call is placed based on the minutes of traffic processed at contracted rates.

      Other revenues include contractually determined arrangements for the provision of billing and collecting services and are recognized in the period when the services are performed. Cellular sales and commission revenues are recognized at the time the customer signs up for service.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      The Company uses the reserve method to recognize uncollectible customer accounts.

      Reclassifications

      Certain   reclassifications  have  been  made  to  the  2003  consolidated financial statements to conform with the 2004 presentation.

NOTE 2. MARKETABLE SECURITIES

      The amortized cost and fair value of held-to-maturity securities are:

                                             Gross         Gross
                              Amortized   Unrealized    Unrealized       Fair
                                Cost         Gains        Losses         Value
                             -----------  -----------   -----------   -----------
         December 31, 2004

Held-to-Maturity:
      Municipal bonds        $ 5,451,900  $    84,889   $   (33,005)  $ 5,503,784
      Government securities      197,915          394        (3,110)      195,199
                             -----------  -----------   -----------   -----------
                             $ 5,649,815  $    85,283   $   (36,115)  $ 5,698,983
                             ===========  ===========   ===========   ===========

         December 31, 2003

Held-to-Maturity:
      Municipal bonds        $ 4,070,876  $   127,532   $   (34,429)  $ 4,163,979
      Government securities      219,021           --        (3,830)      215,191
                             -----------  -----------   -----------   -----------
                             $ 4,289,897  $   127,532   $   (38,259)  $ 4,379,170
                             ===========  ===========   ===========   ===========

                                 2004         2003
                             -----------  -----------
Amounts classified as:
      Current                $   232,645  $   361,543
      Noncurrent               5,417,170    3,928,354
                             -----------  -----------
         Total               $ 5,649,815  $ 4,289,897
                             ===========  ===========

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

NOTE 2. MARKETABLE SECURITIES (Continued)

      The amortized cost and fair value of marketable debt securities at December 31, 2004, by contractual maturity are shown below. Expected maturities may differ from contractual maturities because the issuers of the securities may have the right to prepay obligations without prepayment penalties.

                                                Amortized Cost      Fair Value
                                                --------------     ------------

      Due in one year or less                     $  232,645        $  234,743
      Due after one year through three years       1,541,591         1,565,335
      Due after three years through five years       909,062           930,168
      Due after five years                         2,966,517         2,968,737
                                                  ----------        ----------
                                                  $5,649,815        $5,698,983
                                                  ==========        ==========

      NOTE 3. NOTE RECEIVABLE

      Note receivable consists of the following:

                                                      2004             2003
                                                   ---------         --------

      Desktop Media, L.L.C - 5.25%                 $ 438,551         $435,134
      Allowance                                     (172,974)              --
                                                   ---------         --------
                                                     265,577          435,134
            Less current portion                     144,000          144,000
                                                   ---------         --------
                                                   $ 121,577         $291,134
                                                   =========         ========

      The note with Desktop Media, L.L.C., (Desktop) had an original balance of $500,000 and matures in 2006. Interest on the note balance accrues at the rate of prime plus 1 percent (prime + 1%) per annum. The interest rate is adjusted on the anniversary of the note. The note is shown net of unamortized discounts of $6,423 and $16,866 at December 31, 2004 and 2003, respectively. Principal payments of $12,000 plus interest are due the first of each month beginning May of 2003 and shall be due each month thereafter until paid in full. On September 17, 2003 the Company signed a principal deferral agreement with Desktop to defer principal payments due in the months of September through December 2003.

      The Company has recorded an allowance on the note receivable due to the fact that it has not received the scheduled monthly principal payments required by the note agreement. Desktop has not generated sufficient cash flows to be able to make the required principal payments. The Company has recorded this allowance based on its estimate of amounts that it may possibly be unable to collect on this note receivable.

      During 2004, the Company advanced an additional $45,307 to Desktop and received collections of $52,333.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

NOTE 4. OTHER INVESTMENTS

      INVESTMENTS IN UNCONSOLIDATED AFFILIATES AT EQUITY

      Investments in unconsolidated affiliates at equity include investments in partnerships, limited liability companies and joint ventures as follows:

                                                2004              2003
                                             ----------        ----------

      Alpine Communications, L.C             $1,596,610        $1,300,446
      West Iowa Cellular, Inc.                  903,684           704,972
      RSA #1, Ltd.                              990,394           836,306
      RSA #7, Ltd.                              295,099           275,062
      RSA #9, Ltd                               786,056           704,737
      Quad County Communications                 73,607            86,350
      Carroll County Wireless, L.L.C             25,193            25,273
      Guthrie Group, L.L.C                        9,129             9,129
                                             ----------        ----------
                                             $4,679,772        $3,942,275
                                             ==========        ==========

      The Company has a 17.42% ownership interest in Alpine Communications, L.C. (Alpine) at December 31, 2004 and 2003. Alpine owns and operates several wireline telephone exchanges in northeastern Iowa, along with providing internet and cable television services in and around its wireline service territory.

      The following is a summary of condensed financial information pertaining to the company described above as of September 30, 2004 and 2003 and the twelve months then ended.

                                                 2004              2003
                                             -----------       -----------

      Assets                                 $18,866,021       $18,293,619
      Liabilities                             10,652,925        11,771,548
                                             -----------       -----------
      Equity                                 $ 8,213,096       $ 6,522,071
                                             ===========       ===========

      Revenues                               $ 7,439,098       $ 7,206,047
      Expenses                                 5,148,073         6,133,493
                                             -----------       -----------
      Net Income                             $ 2,291,025       $ 1,072,554
                                             ===========       ===========

      The Company's percentage ownership interests in West Iowa Cellular, Inc., RSA #1, Ltd., RSA #7, Ltd., and RSA #9, Ltd. are 25%, 10.3%, 7.1% and
      16.7%, respectively, at December 31, 2004 and 2003. All of these partnerships provide cellular telephone services within their respective rural service areas.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

NOTE 4. OTHER INVESTMENTS (Continued)

      The following is a summary of condensed financial information pertaining to the companies described above as of September 30, 2004 and 2003 and the twelve months then ended.

            2004
                               West Iowa
                             Cellular, Inc.        RSA #1             RSA #7             RSA #9
                             -------------      -------------      -------------      -------------
            Assets           $   3,876,815      $  11,142,981      $   7,994,111      $   5,966,686
            Liabilities            262,082          2,423,724          3,251,422          1,250,446
                             -------------      -------------      -------------      -------------
            Equity           $   3,614,733      $   8,719,257      $   4,742,689      $   4,716,240
                             =============      =============      =============      =============

            Revenues         $   1,407,450      $   6,652,260      $  11,920,318      $   9,727,747
            Expenses               612,604          5,415,231          9,213,821          7,873,008
                             -------------      -------------      -------------      -------------
            Net Income       $     794,846      $   1,237,029      $   2,706,497      $   1,854,739
                             =============      =============      =============      =============


            2003
                               West Iowa
                             Cellular, Inc.        RSA #1             RSA #7             RSA #9
                             -------------      -------------      -------------      -------------
            Assets           $   2,526,844      $  12,455,479      $   7,877,097      $   5,641,403
            Liabilities            201,742          2,478,047          3,333,830            913,065
                             -------------      -------------      -------------      -------------
            Equity           $   2,325,102      $   9,977,432      $   4,543,267      $   4,728,338
                             =============      =============      =============      =============

            Revenues         $   1,943,467      $   8,134,324      $  10,501,008      $   8,638,319
            Expenses             1,771,848          3,057,513          8,210,286          7,522,836
                             -------------      -------------      -------------      -------------
            Net Income       $     171,619      $   5,076,811      $   2,290,722      $   1,115,483
                             =============      =============      =============      =============

      Additionally, the Company has a 17% ownership in Desktop at December 31, 2004 and a 10% ownership at December 31, 2003. The ownership percentage increased due to Desktop being unable to meet the covenant requirements outlined in the principal deferral agreement. Desktop operates in southeastern Minnesota and is a provider of internet and telephone services.

      This investment is accounted for under the equity method with the Company recognizing their proportionate share of income and losses to the extent that the investment exceeds losses. Accordingly, the recorded investment amount in Desktop has been eliminated at December 31, 2004.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

NOTE 4. OTHER INVESTMENTS (Continued)

      The following is a summary of condensed financial information pertaining to the company described above as of December 31, 2004 and the twelve months then ended.

                                      2004
                                   -----------

                  Assets           $   821,038
                  Liabilities        1,881,144
                                   -----------
                  Equity           $(1,060,106)
                                   ===========

                  Revenues         $ 2,244,734
                  Expenses           2,254,831
                                   -----------
                  Net Loss         $   (10,097)
                                   ===========

      Additionally, the Company has a 33.33% ownership interest in Quad County Communications (Quad County) at December 31, 2004 and 2003. This entity owns and operates a fiber optic network.

      The following is a summary of condensed financial information pertaining to the company described above as of December 31, 2004 and 2003 and the twelve months then ended.

                                      2004            2003
                                   ---------       ---------

                  Assets           $ 228,123       $ 266,352
                  Liabilities          7,302           7,302
                                   ---------       ---------
                  Equity           $ 220,821       $ 259,050
                                   =========       =========

                  Revenues         $  20,762       $  21,547
                  Expenses            58,991          58,710
                                   ---------       ---------
                  Net Loss         $ (38,229)      $ (37,163)
                                   =========       =========

      The Company's percentage interests in Carroll County Wireless, L.L.C. and Guthrie Group, L.L.C. are 33.33% and 25%, respectively, at December 31, 2004 and 2003. Both companies have purchased the licenses to provide personal communication services (PCS); however, neither company has begun providing PCS services as of December 31, 2004. The operations of these entities are immaterial to the consolidated financial statements.

      Investments above with less than a 20% ownership are carried at equity due to the level of influence the Company has with respect to each investment.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

NOTE 4. OTHER INVESTMENTS (Continued)

      LONG-TERM INVESTMENTS AT COST

      Long-term investments at cost include nonmarketable equity securities and certificates as follows:

                                                                2004          2003
                                                              --------      --------
      NECA Services, Inc. - stock                             $300,000      $300,000
      Rural Telephone Finance Cooperative - certificates       186,062       189,317
      Rural Telephone Bank - stock                             165,789       165,789
      Iowa Network Services - stock                             78,705        78,705
      Desktop Media, L.L.C                                          --        60,000
      NRTC Patronage Capital - certificates                     52,379        52,336
      Other                                                     11,000        11,000
                                                              --------      --------
                                                              $793,935      $857,147
                                                              ========      ========

NOTE 5. GOODWILL

      Goodwill consists of the following:

                                        2004          2003
                                      --------      --------

      Balance, Beginning of Year      $896,812      $896,812
          Goodwill acquired                 --            --
          Goodwill impairment               --            --
                                      --------      --------
      Balance, End of Year            $896,812      $896,812
                                      ========      ========

      The Company annually accesses its recorded balances of goodwill and indefinite lived intangible assets. As a result, the Company determined no impairment needed to be recorded for the years ended December 31, 2004 and 2003.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

NOTE 6. PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment includes the following:

                                                            2004             2003
                                                        -----------      -----------
      Telephone plant in service:
           Land                                         $    41,508      $    41,508
           Buildings                                      1,585,126        1,580,697
           Other general support assets                   1,623,841        1,571,269
           Central office assets                          2,842,957        2,618,151
           Cable and wire facilities                      4,666,076        4,452,624
           Other plant and equipment                        872,009          838,091
                                                        -----------      -----------
                                                         11,631,517       11,102,340
                                                        -----------      -----------

      Cable television plant in service:
           Land                                               6,086            6,086
           Buildings                                        127,937          127,937
           Other plant and equipment                        156,799          180,098
           Towers, antennas and head end equipment        1,583,090        1,516,105
           Cable and wire facilities                      1,597,823        1,573,524
           Franchises                                        32,992           32,992
                                                        -----------      -----------
                                                          3,504,727        3,436,742
                                                        -----------      -----------
           Total property, plant and equipment           15,136,244       14,539,082
           Less accumulated depreciation                 10,433,161        9,468,930
                                                        -----------      -----------
                                                          4,703,083        5,070,152
           Plant under construction                              --           70,857
                                                        -----------      -----------
                                                        $ 4,703,083      $ 5,141,009
                                                        ===========      ===========

      Telephone cable and wire facilities of approximately $675,000 and cable television head end equipment of approximately $500,000 was fully depreciated in 2004. Depreciation on depreciable property resulted in composite rates of 7.2% and 7.5% for 2004 and 2003, respectively.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

NOTE 7. INCOME TAXES

      Income taxes reflected in the Consolidated Statements of Income consist of the following:

                                                        2004            2003
                                                     -------------------------
      Federal income taxes:
           Current tax expense                       $ 323,950       $ 238,562
           Deferred tax expense                        299,445         264,048
           Amortization of investment tax credits       (9,769)         (9,769)
      State income taxes:
           Current tax expense                          88,466         131,701
           Deferred tax expense                         92,391          85,646
                                                     ---------       ---------
      Total income tax expense                       $ 794,483       $ 710,188
                                                     =========       =========

      Deferred federal and state tax liabilities and assets reflected in the Consolidated Balance Sheets are summarized as follows:

                                                        2004            2003
                                                     -------------------------
      Deferred Tax Liabilities
          Federal                                    $ 758,905       $ 426,338
          State                                        227,196         139,907
                                                     ---------       ---------
              Total Deferred Tax Liabilities           986,101         566,245
                                                     ---------       ---------

      Deferred Tax Assets
          Federal                                     (123,446)        (90,324)
          State                                        (39,831)        (44,934)
                                                     ---------       ---------
              Total Deferred Tax Assets               (163,277)       (135,258)
                                                     ---------       ---------

          Net Deferred Tax Liabilities               $ 822,824       $ 430,987
                                                     =========       =========

      Current Portion                                $ (49,143)      $      --
      Long-term Portion                                871,967         430,987
                                                     ---------       ---------
          Net Deferred Tax Liabilities               $ 822,824       $ 430,987
                                                     =========       =========

      The tax provision differs from the expense that would result from applying the federal statutory rates to income before income taxes as the result of state income taxes and the amortization of investment tax credits.

      Cash paid for income taxes and estimated income taxes for 2004 and 2003 totaled $310,000 and $425,260, respectively.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

NOTE 7. INCOME TAXES (Continued)

      The following is a reconciliation of the statutory federal income tax rate of 34% to the Company's effective income tax rate:

                                                        2004         2003
                                                       ------       ------

      Statutory federal income tax rate                  34.0%        34.0%
      State income taxes, net of federal benefit         10.1%        10.1%
      Amortization of investment tax credits             (0.1)%       (0.1)%
      Dividends received deduction                       (1.5)%       (1.4)%
      Tax exempt interest                                (5.0)%       (3.7)%
      Other                                              (1.7)%       (1.5)%
                                                       ------       ------
           Effective income tax rate                     35.8%        37.4%
                                                       ======       ======

      The Company files consolidated tax returns including their subsidiaries, Prairie Telephone Company, Inc., Westside Independent Telephone Company and Tele-Services, Ltd.

NOTE 8. LONG-TERM DEBT

      Long-term debt consists of:

                                                  2004            2003
                                               ----------      ----------
      Rural Telephone Finance Cooperative
         7.35% (Fixed Rate)                    $1,633,461      $1,777,644
           Less current portion                   154,013         144,183
                                               ----------      ----------
                                               $1,479,448      $1,633,461
                                               ==========      ==========

      The annual requirements for principal payments on long-term debt for the next five years are as follows:

                       2005                 $ 154,013
                       2006                   164,513
                       2007                   175,729
                       2008                   187,710
                       2009                   200,507

      Substantially all assets of the Company are pledged as security for the long-term debt under certain loan agreements with the Rural Telephone Finance Cooperative (RTFC). These mortgage notes are to be repaid in equal quarterly installments covering principal and interest beginning two to three years after date of issue and expiring by the year 2013.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

NOTE 8. LONG-TERM DEBT (Continued)

      The security and loan agreements underlying the RTFC notes contain certain restrictions on distributions to stockholders, investment in, or loans to others, and payment of management fees or an increase in management fees. The Company is restricted from making any distributions, except as might be specifically authorized in writing in advance by the RTFC noteholders, unless minimum net worth exceeds 40% and distributions are limited to certain levels of prior year cash margins. In addition, the Company is required to achieve a debt service coverage ratio of not less than 1.25 and a times interest earned ratio of not less than 1.5.

      The Company has a line of credit with the RTFC for $1,500,000. The approved line of credit is available until December 1, 2005 at a rate of 6.4% at December 31, 2004. No funds were advanced under the line at December 31, 2004.

      In addition, the Company has a line of credit with the RTFC for $500,000. This approved line of credit is available until November 30, 2005 at a rate of 6.4% at December 31, 2004. No funds were advanced under the line at December 31, 2004.

      Cash paid for interest net of amounts capitalized for 2004 and 2003 totaled $126,737 and $136,909, respectively.

NOTE 9. OPERATING SEGMENTS INFORMATION

      The Company organizes its business into three reportable segments: local exchange carrier (LEC) services, broadcast services and internet service provider (ISP) services. The LEC services segment provides telephone, data services and other services to customers in local exchanges. The broadcast services segment provides cable television services to customers in Iowa and Nebraska. The ISP services segment provides internet access to customers within the local exchanges and the surrounding areas.

      The Company's reportable business segments are strategic business units that offer different products and services. Each reportable segment is managed separately primarily because of different products, services and regulatory environments. LEC segments have been aggregated because of their similar characteristics.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

NOTE 9. OPERATING SEGMENTS INFORMATION (Continued)

      The segment's accounting policies are the same as those described in the summary of significant accounting policies.

                                             Local                       Internet
                                           Exchange                      Service
                  2004                     Carrier       Broadcast       Provider          Other          Total
      -------------------------------    -----------    -----------     -----------     -----------    -----------
      Revenues and sales                 $ 5,320,184    $   849,691     $   604,482     $        --    $ 6,774,357
      Intersegment income and sales               --             --              --              --             --
      Interest income                        381,895          7,057             158              --        389,110
      Interest expense                       126,737             --              --              --        126,737
      Depreciation and amortization          690,546        254,777          78,476              --      1,023,799
      Income tax expense (benefit)           943,381       (139,049)         (9,849)             --        794,483
      Segment profit (loss)                1,610,939       (208,573)         (8,691)             --      1,393,675
      Segment assets                      16,391,555      1,063,416       1,502,341              --     18,957,312
      Expenditures for segment assets        360,566         97,231         128,076              --        585,873

                  2003
      -------------------------------
      Revenues and sales                 $ 4,728,495    $   909,292     $   626,821     $        --    $ 6,264,608
      Intersegment income and sales               --             --              --              --             --
      Interest income                        273,485          4,052             152              --        277,689
      Interest expense                       136,909             --              --              --        136,909
      Depreciation and amortization          680,483        257,039         119,768              --      1,057,290
      Income tax expense (benefit)           919,171       (100,238)       (108,745)             --        710,188
      Segment profit (loss)                1,490,238       (144,246)       (156,486)             --      1,189,506
      Segment assets                      14,882,852      1,267,811       1,366,859              --     17,517,522
      Expenditures for segment assets        325,645         30,828         651,651              --      1,008,124

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

NOTE 9. OPERATING SEGMENTS INFORMATION (Continued)

      Reconciliation of Segment Information               2004           2003
      -------------------------------------           -----------    -----------

      REVENUES:
           Total revenues for reportable segments     $ 6,774,357    $ 6,264,608
           Other revenues                                      --             --
                                                      -----------    -----------
               Consolidated Revenues                  $ 6,774,357    $ 6,264,608
                                                      ===========    ===========

      PROFIT:
           Total profit for reportable segments       $ 1,393,675    $ 1,189,506
           Other profit (loss)                                 --             --
                                                      -----------    -----------
               Net Income                             $ 1,393,675    $ 1,189,506
                                                      ===========    ===========
      ASSETS:
           Total assets for reportable segments       $18,957,312    $17,517,522
           Other assets                                        --             --
           Elimination of intercompany receivables             --             --
                                                      -----------    -----------
               Consolidated Assets                    $18,957,312    $17,517,522
                                                      ===========    ===========

NOTE 10. NET INCOME PER COMMON SHARE

      Net income per common share for 2004 and 2003 was computed by dividing the weighted average number of shares of common stock outstanding into the net income. The weighted average number of shares of common stock outstanding for the years ended December 31, 2004 and 2003 were 31,337 and 32,241, respectively.

NOTE 11. STOCK VALUE ADJUSTMENT

      During May 2004, the board of directors authorized a $23 increase in the stated value of each share of common stock from $303 to $326. There were 31,491 shares outstanding at the time of the value adjustment, which reduced earnings by $724,293.

      During May 2003, the board of directors authorized a $23 increase in the stated value of each share of common stock from $280 to $303. There were 32,812 shares outstanding at the time of the value adjustment, which reduced earnings by $754,676.


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

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

NOTE 12. STOCK RESTRICTIONS

      The Company has one class of common stock. Each stockholder is entitled to one vote regardless of the number of shares owned. Restrictions on the stock include the following:

      o Individuals purchasing new shares of stock must be living within the service areas of the Breda Telephone Corporation and subscribe to its telephone services. In addition, new stockholders are limited to purchasing no more than thirty shares of stock directly from the Breda Telephone Corporation.

      o Stockholders are limited to ownership of not more than one percent of the outstanding shares of stock unless ownership was prior to the restated Articles of Incorporation.

      o Stockholders shall not sell any shares of stock owned unless the Company as been given first right of refusal.

      o In households with multiple individuals, only one person must be deemed the subscriber of Company services.

      o A one-time stock transfer to a family member (spouse, child, grandchild, parent, grandparent, or sibling) is allowed for shareholders of record for the shares they held in 1995 even if such transferee resides outside of the telephone exchange service area and is not a subscriber of the Breda Telephone Corporation's telephone services.

      o Stock transfers require consent of the board of directors.

      The Company may adopt bylaws, which may further restrict the transfer or ownership of capital stock of the Company.

NOTE  13. EMPLOYEE BENEFITS

      The Company has a defined benefit pension plan covering most employees. The multi employer retirement programs are with the National Telephone Cooperative Association (NTCA) and have been approved by the Internal Revenue Service. Pension costs expensed and capitalized for 2004 and 2003 were $136,127 and $92,016, respectively. The Company makes annual contributions to the plan equal to amounts accrued for pension expense.

NOTE 14. ASSET RETIREMENT OBLIGATION

      Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations," requires entities to record the fair value of a liability for legal obligations associated with an asset retirement in the period in which the obligations are incurred. When the liability is initially recorded, the entity capitalizes the cost of the asset retirement obligation by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset.

      The Company has determined it does not have a material legal obligation to remove long-lived assets and accordingly, there have been no liabilities recorded for the years ended December 31, 2004 and 2003.

                  BREDA TELEPHONE CORPORATION AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2004 and 2003

NOTE 15. RELATED PARTY TRANSACTIONS

      The Company receives commission revenue from RSA #9, Ltd. Partnership (RSA #9) based on cellular service activation and retention. The Company has a 16.7% ownership interest in RSA #9. Commissions received by the Company for the years ended December 31, 2004 and 2003 were approximately $936,000 and $1,018,000, respectively. At December 31, 2004 and 2003, $120,301 and
      $102,754 were due from RSA #9 for commissions.

NOTE 16. CONCENTRATIONS OF CREDIT RISK

      The Company grants credit to local service customers, all of whom are located in the service area, broadcast customers, internet customers and telecommunications intrastate and interstate long distance carriers.

      The Company received 42% of its 2004 revenues from access revenues and assistance provided by the Federal Universal Service Fund. As a result of the Telecommunications Act of 1996, the manner in which access revenues and Universal Service Funds are determined is currently being modified by regulatory bodies.

      Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, along with both temporary and long-term investments. The Company places its cash, cash equivalents and investments in several financial institutions which limits the amount of credit exposure in any one financial institution.

      The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

NOTE 17. CHANGE IN ACCOUNTING PRINCIPLE

      In March 2004, the Emerging Issues Task Force (EITF) modified guidance related to accounting for investments in limited liability companies with an effective date for periods beginning after June 15, 2004. Accordingly, July 1, 2004, the Company changed the method of accounting for its investment in Desktop from the cost method to the equity method.

      In connection with the change to the equity method, the Company recorded a cumulative adjustment that reduced net income by $38,593, which is presented net of income taxes of $21,407. This represents the Company's proportionate share of losses in Desktop through June 30, 2004.


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